                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        AMERICAN HEALTH PROPERTIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                        American Health Properties, Inc.

                 6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800
                           ENGLEWOOD, COLORADO 80111
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 11, 1999

     The 1999 Annual Meeting of Shareholders of American Health Properties, Inc., a Delaware corporation (the "Company"), will be held at The Peninsula Beverly Hills, 9882 Little Santa Monica Boulevard, Beverly Hills, California at 1:30 p.m. local time, on June 11, 1999, for the following purposes:

          (1) To elect three Class III directors to a term of three years.

          (2) To approve the adoption of the Company's 1999 Equity Incentive
     Plan.

          (3) To approve the appointment of the accounting firm of Arthur Andersen LLP as the Company's auditors and independent public accountants for the fiscal year ending December 31, 1999.

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of the Company's common stock, $.01 par value (the "Common Stock") and Psychiatric Group Depositary Shares (the "Depositary Shares") as of the close of business on April 15, 1999 (the "Record Date") are entitled to notice of and, except as noted below, to vote on the matters presented at the Annual Meeting. Each Depositary Share represents one-tenth of one share of the Company's Psychiatric Group Preferred Stock, $.01 par value (the "Psychiatric Group Preferred Stock"), which has been deposited with ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"). The Common Stock and the Psychiatric Group Preferred Stock vote as a single class at the Annual Meeting, with each holder of Common Stock being entitled to one vote per share and each holder of Depositary Shares being entitled to instruct that
 .0699 of a vote per Depositary Share be cast by the Depositary. However, the Company has announced that it will redeem the Depositary Shares on May 21, 1999. If this occurs, the Depositary Shares will not be entitled to vote at the 1999 Annual Meeting or thereafter.

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY/INSTRUCTION CARD AS SOON AS POSSIBLE.

     HOLDERS OF COMMON STOCK MAY VOTE BY COMPLETING THE ENCLOSED PROXY AND RETURNING IT IN THE ENCLOSED ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME. ANY HOLDER OF COMMON STOCK ENTITLED TO VOTE AND WHO ATTENDS THE ANNUAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING AND, IN THAT EVENT, HIS OR HER PROXY WILL NOT BE USED.

     IF HOLDERS OF DEPOSITARY SHARES ARE ENTITLED TO VOTE, HOLDERS OF DEPOSITARY SHARES MAY ONLY VOTE BY COMPLETING THE ENCLOSED INSTRUCTION CARD AND RETURNING THE CARD TO THE DEPOSITARY IN THE ENCLOSED ENVELOPE. THE INSTRUCTION CARD MAY BE REVOKED AT ANY TIME PRIOR TO 5:00 P.M. PACIFIC DAYLIGHT TIME ON JUNE 10, 1999 BY GIVING NOTICE TO THE DEPOSITARY OR BY FILING A LATER DATED INSTRUCTION CARD WITH THE DEPOSITARY. IF HOLDERS OF DEPOSITARY SHARES ARE ENTITLED TO VOTE, THE DEPOSITARY WILL VOTE THE PSYCHIATRIC GROUP PREFERRED STOCK REPRESENTED BY THE DEPOSITARY SHARES IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS FROM ANY HOLDER OF DEPOSITARY SHARES, THE DEPOSITARY WILL ABSTAIN FROM VOTING WITH RESPECT TO THE PSYCHIATRIC GROUP PREFERRED STOCK UNDERLYING SUCH DEPOSITARY SHARES.

                                        By Order of the Board of Directors,
                                        /s/ STEVEN A. ROSEMAN

                                        Steven A. Roseman
                                        Corporate Secretary
April 28, 1999

                        American Health Properties, Inc.

                 6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800
                           ENGLEWOOD, COLORADO 80111

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement and the enclosed Proxy/Instruction Card are first being mailed on or about May 3, 1999 to shareholders of the Company, in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of shareholders to be held on June 11, 1999, and any adjournments thereof (the "Annual Meeting").

     The total cost of soliciting proxies will be borne by the Company. The Company has engaged the firm of Corporate Investor Communications, Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $6,000, plus reimbursement of out-of-pocket expenses. In addition, proxies may be solicited by officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone and telegraph. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of shares entitled to vote on the matters presented at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

                       RECORD DATE AND VOTING SECURITIES

     Only holders of the Company's $.01 par value Common Stock (the "Common Stock") and Psychiatric Group Depositary Shares (the "Depositary Shares") as of the close of business on April 15, 1999 (the "Record Date") are entitled to notice of and, except as noted below, to vote on the matters presented at the Annual Meeting. Each Depositary Share represents one-tenth of one share of the Company's Psychiatric Group Preferred Stock, $.01 par value (the "Psychiatric Group Preferred Stock"). The Psychiatric Group Preferred Stock has been deposited with ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"). In accordance with the Certificate of Designations governing the Psychiatric Group Preferred Stock, the Company has called the Depositary Shares and the underlying Psychiatric Group Preferred Stock for redemption effective as of May 21, 1999 (the "Redemption Date"). If, as currently planned, the Depositary Shares and underlying Psychiatric Group Preferred Stock are redeemed on the Redemption Date, then neither the holders of the Depositary Shares nor the holder of the Psychiatric Group Preferred Stock will be entitled to vote on the matters presented at the Annual Meeting. If the Psychiatric Group Preferred Stock is entitled to vote, the Depositary will vote the Psychiatric Group Preferred Stock represented by the Depositary Shares at the Annual Meeting pursuant to instructions given to the Depositary by the holders of the Depositary Shares. Holders of Depositary Shares will therefore exercise their vote, if any, by instructing the Depositary pursuant to the Instruction Card enclosed with this proxy statement. In the absence of specific instructions from any holder of Depositary Shares, the Depositary will abstain from voting with respect to the Psychiatric Group Preferred Stock underlying such Depositary Shares.

     On the Record Date, there were outstanding 24,984,422 shares of Common Stock as well as 2,083,931 Depositary Shares representing approximately 208,393 shares of Psychiatric Group Preferred Stock, which constituted all of the outstanding voting securities of the Company. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. If the Psychiatric Group Preferred Stock is entitled to vote, each full share of Psychiatric Group Preferred Stock would be entitled to .699 of a vote on all matters presented at the Annual Meeting; accordingly, each Depositary Share would be entitled to instruct that .0699 of a vote per Depositary Share be cast by the Depositary on all matters presented at the Annual Meeting. The number of votes to which the Psychiatric Group Preferred Stock (and thereby the Depositary Shares) is entitled differs from year to year, but is based on a ratio of the average market price of one share of the Psychiatric Group Preferred Stock to the average market price of one share of Common Stock for the ten trading days preceding the Record Date. There is no cumulative voting. The presence of a majority of the votes represented by the Common Stock outstanding and entitled to vote (and, if entitled to vote, the Psychiatric Group Preferred Stock outstanding, considered as a single class with the Common Stock), is required to constitute a quorum. The affirmative vote of a majority of the total number of votes represented by the shares of Common Stock (and, if entitled to vote, the Psychiatric Group Preferred Stock, considered as a single class with the Common Stock) represented and voted at the Annual Meeting, assuming a quorum is present, is necessary for the approval of all matters presented at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the vote cast on proposals presented to the shareholders and thus have the same effect as a negative vote, whereas broker non-votes are not tabulated for any purpose in determining whether a proposal has been approved.

     It remains the Company's intention to redeem 100% of the Psychiatric Group Preferred Stock and Depositary Shares effective as of the close of business on the Redemption Date. From and after the Redemption Date, all shares of the Psychiatric Group Preferred Stock and related Depositary Shares shall no longer be deemed outstanding, all dividends will cease to be paid, and all rights with respect to such securities, including without limitation all voting rights, shall cease and terminate, except the right to receive the redemption price for such shares on the Redemption Date, without interest. Accordingly, the Company anticipates that neither the holders of the Depositary Shares nor the holder of the Psychiatric Group Preferred Stock will have any right to vote on the matters presented to shareholders at the Annual Meeting.

     A list of the shareholders entitled to vote on the matters presented at the Annual Meeting may be examined at the Company's principal executive offices, which are located at 6400 South Fiddler's Green Circle, Suite 1800, Englewood, Colorado, 80111, during the ten-day period preceding the Annual Meeting.

                               VOTING PROCEDURES

PROXY FOR COMMON STOCK

     If the enclosed Proxy is properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified. If no specification is made on the Proxy, then the shares shall be voted in accordance with the recommendations of the Board of Directors. A Proxy may be revoked by a shareholder at any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of any other Proxy bearing a later date or by attending the Annual Meeting and voting in person.

     The accompanying Proxy will also be voted in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof. Management knows of no other matters other than the matters set forth above to be considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, the person named in the accompanying Proxy will vote such Proxy in accordance with his best judgment on such matter. The persons named in the accompanying Proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Annual Meeting from time to time.

     Only those Proxies that are properly executed and received by 1:30 p.m. Pacific Daylight Time on June 11, 1999 will be voted at the Annual Meeting.

INSTRUCTION CARD FOR DEPOSITARY SHARES

     If holders of the Depositary Shares and Psychiatric Group Preferred Stock are entitled to vote, holders of Depositary Shares may vote only by completing the enclosed Instruction Card and returning the card to the Depositary. If holders of the Depositary Shares and Psychiatric Group Preferred Stock are entitled to vote, the Depositary will vote the Psychiatric Group Preferred Stock represented by the Depositary Shares in accordance with such instructions. In the absence of specific instructions from a holder of Depositary Shares, the Depositary will abstain from voting with respect to the Psychiatric Group Preferred Stock underlying such Depositary Shares. An Instruction Card may be revoked by a shareholder at any time prior to 5:00 p.m. Pacific Daylight Time on June 10, 1999 by written notice to the Depositary or by filing a later dated Instruction Card with the Depositary. Holders of Depositary Shares cannot vote such shares in person at the Annual Meeting.

     If the holders of the Depositary Shares and Psychiatric Group Preferred Stock are entitled to vote at the Annual Meeting, the accompanying Instruction Card will also be voted in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof. Management knows of no other matters other than the matters set forth above to be considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, the Depositary will vote in accordance with its best judgment on such matter. The Depositary will also, if the holders of the Depositary Shares and Psychiatric Group Preferred Stock are entitled to vote at the Annual Meeting and if in its judgment it is deemed to be advisable, vote to adjourn the Annual Meeting from time to time.

     Only those Instruction Cards that are properly executed and received by the Depositary by 5:00 p.m. Pacific Daylight Time on June 10, 1999 will be utilized by the Depositary to vote the Psychiatric Group Preferred Stock at the Annual Meeting.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     There are currently seven members of the Board of Directors. The members of the Board of Directors are divided into three classes. Class I consists of two directors who are serving a three-year term expiring at the 2000 annual meeting of shareholders. Class II consists of two directors who are serving a three-year term expiring at the 2001 annual meeting of shareholders. Class III consists of three directors who are serving a three-year term expiring at the Annual Meeting. In each case, a director serves for the designated term and until his respective successor is elected and qualified. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created.

     The terms of Messrs. King, Mamana and Rosso expire at the Annual Meeting. The Compensation and Board Affairs Committee of the Board of Directors and the entire Board of Directors has each nominated Sheldon S. King, John P. Mamana, M.D. and Louis T. Rosso for election as Class III directors. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), Proxies will be voted for the election of such person or persons, if any, as may be designated by the present Board of Directors. Information with respect to each nominee is set forth under the heading entitled "Management -- Directors and Executive Officers."

     Nominations to the Board of the Directors will not be accepted at the Annual Meeting. The affirmative vote of a majority of the total number of votes represented by the shares of Common Stock (and, if entitled to vote, the Psychiatric Group Preferred Stock, considered as a single class with the Common Stock) represented and voted at the Annual Meeting, assuming a quorum is present, is necessary for the election of directors.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF SHELDON S. KING,
      JOHN P. MAMANA, M.D. AND LOUIS T. ROSSO AS DIRECTORS OF THE COMPANY.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names and titles of the executive officers and current members of the Board of Directors of the Company.

                NAME                                          POSITION
                ----                                          --------
Joseph P. Sullivan...................    Chairman of the Board of Directors of the Company,
                                         President and Chief Executive Officer, Class II
                                         Director
C. Gregory Schonert..................    Senior Vice President and Chief Development Officer
                                         of the Company
Michael J. McGee.....................    Senior Vice President, Chief Financial Officer and
                                         Treasurer of the Company
Steven A. Roseman....................    Senior Vice President, General Counsel and
                                         Secretary of the Company
James L. Fishel......................    Class I Director
Peter K. Kompaniez...................    Class II Director
Sheldon S. King......................    Class III Director
James D. Harper, Jr..................    Class I Director
John P. Mamana, M.D..................    Class III Director
Louis T. Rosso.......................    Class III Director

     Mr. Sullivan has been the President and Chief Executive Officer of the Company since February 1993 and Chairman of the Board since November 1996. Prior to that, Mr. Sullivan spent 20 years with Goldman, Sachs & Co. where he had overall investment banking responsibility for numerous companies in the health care field. Mr. Sullivan currently serves on the UCLA Medical Center Board of Advisors. He was a member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT) from September 1994 to September 1997. He has been a director of the Company since February 1993 and is 56 years old.

     Mr. Schonert has been the Senior Vice President and Chief Development Officer of the Company since April 1988. Prior to that, Mr. Schonert had been the Assistant Administrator of Marketing and Planning at St. Joseph's Hospital, Houston, Texas since February 1987. From September 1985 until February 1987, Mr. Schonert was a Manager in the Corporate Development Department of American Medical International, Inc., an international owner and operator of for-profit hospitals, and is 44 years old.

     Mr. McGee has been the Senior Vice President and Chief Financial Officer of the Company since January 1996, has served as Treasurer of the Company since August 1995 and served as Controller of the Company from November 1989 to February 1998. Mr. McGee was a certified public accountant with Arthur Andersen LLP from May 1977 to November 1989 and is 43 years old.

     Mr. Roseman has been Senior Vice President, General Counsel and Secretary of the Company since July 1997. Prior to that Mr. Roseman had established his own legal practice, and from April 1995 to August 1996 he was Vice President Business Affairs Worldwide Pay Television for Paramount Pictures Corporation. From September 1983 to April 1995 he was with the law firm of Ervin, Cohen & Jessup, Beverly Hills, California and was a partner in that firm's tax and real estate department. Mr. Roseman is 40 years old.

     Mr. Fishel was the Vice President and Chief Credit Officer of General Electric Capital Corporation, the financial arm of General Electric Corporation from 1984 to 1994. Mr. Fishel is a director of Noble Drilling Corporation. Mr. Fishel has been a director of the Company since May 1994 and is 67 years old.

     Mr. Harper is the owner of JDH Realty Co., a real estate sales and development company located in Miami, Florida and has been its President since 1982. Mr. Harper also is the principal partner in AH Development, S.E. and AH HA Investments, S.E., real estate development partnerships in Puerto Rico. He has been a Trustee of the Urban Land Institute and a Trustee of Equity Residential Properties Trust since 1993. Mr. Harper has been a member of the Board of Directors of Burnham Pacific Properties, Inc. and a Trustee of Equity Office Properties Trust since 1997. From 1971 until 1985, he worked for Continental Illinois Corporation, serving as its Executive Vice President in charge of all domestic and international real estate services beginning in 1974. Mr. Harper has been a director of the Company since May 1997 and is 65 years old.

     Mr. King has been the Executive Vice President of Salick Health Care, Inc. since February 1994. He was formerly the President of Cedars-Sinai Medical Center, Los Angeles, California from 1989 to January 1994. Previously, he served as President of Stanford University Hospital from 1986 to 1989. He has been a director of the Company since February 1988 and is 67 years old.

     Mr. Kompaniez has been Vice Chairman and a director of Apartment Investment and Management Company, a real estate investment trust with investments in apartment units since July 1994 and has been its President since July 1997. Since September 1993, Mr. Kompaniez has owned 75% of PDI Realty Enterprises, Inc., and serves as its President and Chief Executive Officer. From 1986 to 1993, he served as President and Chief Executive Officer of Heron Financial Corporation, a United States holding company for Heron International, N.V.'s real estate and related assets. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb where he had extensive real estate and REIT experience. Mr. Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall). He has been a director of the Company since April 1998 and is 53 years old.

     Dr. Mamana is currently President, Chief Executive Officer and Chairman of American Health Sciences. He was the founder, President, Chief Executive Officer and Chairman of Virginia Medical Associates from 1978 until 1997. Dr. Mamana was the Chief Medical Officer of Health Partners, Inc. from 1994 until its merger with and into FPA Medical Management in 1997. Dr. Mamana was not involved in the affairs of FPA Medical Management and did not participate in the affairs of Virginia Medical Associates or Health Partners, Inc. after the acquisitions of those entities by FPA Medical Management in October 1997. In July 1998, FPA Medical Management filed a petition in bankruptcy, as did its subsidiary, Virginia Medical Associates. Dr. Mamana was Chief of Internal Medicine at Fairfax Hospital, Falls Church, Virginia, from 1977 until 1992. He has been a Clinical Associate Professor of Medicine at Georgetown University School of Medicine since 1987 and a director of Mid Atlantic Medical Services, Inc. since 1997. Dr. Mamana has been a director of the Company since May 1997 and is 56 years old.

     Mr. Rosso is Chairman Emeritus of Beckman Coulter, Inc. (Beckman), a leading supplier of laboratory systems for life sciences and diagnostics. He was Chairman of the Board of Directors of Beckman from 1989 until February 1999 and served as its Chief Executive Officer from 1988 until September 1998. Mr. Rosso is a member of the Board of Directors of Allergan, Inc. He has been a director of the Company since May 1994 and is 65 years old.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors held 12 meetings during 1998. No director attended fewer than 75% of the meetings of the Board and its committees on which he served.

     The Company's Board of Directors has standing Audit, Finance and Compensation and Board Affairs Committees.

     The Audit Committee, composed exclusively of directors who are not employees of the Company, meets with the Company's independent auditors from time to time during the course of their audit and throughout the year to review audit procedures and receive recommendations and reports from the auditors. The Audit Committee monitors the Company's compliance with federal tax laws and regulations necessary to maintain the Company's status as a real estate investment trust ("REIT"). In addition, this Committee monitors all corporate activities to assure conformity with sound financial and accounting practice and government regulations. During 1998, the Audit Committee consisted of Messrs. Rosso (chairman), Fishel, Kompaniez and Mamana. The Audit Committee met one time during 1998.

     The Finance Committee is charged with the responsibility of evaluating the overall financial needs and financial strategy of the Company. The Finance Committee met one time during 1998. During 1998, this Committee was composed of Messrs. Fishel (chairman), King, Harper, Kompaniez and Sullivan.

     The Compensation and Board Affairs Committee is composed solely of directors who are not employees of the Company. During 1998, the members of the Compensation and Board Affairs Committee were Messrs. King (chairman), Harper, Mamana and Rosso. This Committee is responsible for reviewing and recommending to the full Board compensation of officers and directors, management's nominees for officers of the Company and the terms of employment agreements to assure continuity of a well-qualified management team. The Compensation and Board Affairs Committee is also responsible for corporate governance, Board governance and policies, nominations to the Board of Directors and Board Committee structure and membership. This Committee met six times during 1998.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     The Company's directors and executive officers and persons who are beneficial owners of more than 10% of the Common Stock or the Depositary Shares ("10% beneficial owners") are required to file reports of their holdings and transactions in Common Stock and the Depositary Shares with the Securities and Exchange Commission (the "Commission") and to furnish the Company with such reports. Based solely upon its review of the copies of such reports the Company has received or upon written representations it has obtained from certain of these persons, the Company believes that, as of February 16, 1999, all of the Company's directors, executive officers and 10% beneficial owners had complied with all applicable Section 16(a) filing requirements.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 15, 1999, the shares of Common Stock and Depositary Shares beneficially owned (including shares subject to options exercisable within 60 days of such date) by each Director and Named Executive Officer, and all such persons as a group. Except as otherwise indicated, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock and Depositary Shares. Except as noted, the beneficial holdings of each person listed below represent less than 1% of the outstanding shares of Common Stock and Depositary Shares.

                                                  COMMON STOCK                          DEPOSITARY SHARES
                                     --------------------------------------   --------------------------------------
                                                   OPTIONS        TOTAL                     OPTIONS        TOTAL
                                      SHARES     EXERCISABLE      SHARES       SHARES     EXERCISABLE      SHARES
              NAME OF                  HELD       WITHIN 60    BENEFICIALLY     HELD       WITHIN 60    BENEFICIALLY
         BENEFICIAL OWNER            OF RECORD     DAYS(1)        OWNED       OF RECORD     DAYS(1)        OWNED
         ----------------            ---------   -----------   ------------   ---------   -----------   ------------
James L. Fishel....................      500        55,000        55,500            0        3,000          3,000
James D. Harper, Jr. ..............      500        25,000        25,500            0            0              0
Sheldon S. King(2).................    3,358        95,000        98,358          100        7,000          7,100
Peter K. Kompaniez(2)..............    1,941        10,000        11,941            0            0              0
Michael J. McGee...................   18,000        72,336        90,336        1,271        4,553          5,824
John P. Mamana, M.D. ..............    2,000        25,000        27,000            0            0              0
Steven A. Roseman..................    1,000        15,481        16,481            0            0              0
Louis T. Rosso.....................    1,000        55,000        56,000            0        3,000          3,000
Thomas T. Schleck(3)...............   19,000             0        19,000            0            0              0
C. Gregory Schonert................   12,784        84,292        97,076        1,228        6,681          7,909
Joseph P. Sullivan.................   34,000       274,887       308,887(4)     2,909       17,210         20,119
All Directors and Executive
  Officers as a Group (11
  persons)(5)......................   94,083       711,996       806,079        5,508       41,444         46,952

---------------

(1) Excludes shares issuable upon exercise of related dividend equivalent rights.

(2) Beneficial ownership includes shares issuable to Messrs. King and Kompaniez in lieu of director fees.

(3) Mr. Schleck resigned from the Company in July 1998.

(4) Represents 1.2% of the outstanding shares of Common Stock on April 15, 1999.

(5) Total beneficially owned represents approximately 3.1% of the outstanding shares of Common Stock and approximately 2.2% of the outstanding Depositary Shares.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation paid or earned for services rendered during the fiscal years ended December 31, 1998, 1997 and 1996, to or by the Company's Chief Executive Officer and the four other executive officers of the Company (collectively, the "Named Executive Officers"):

                                                                    LONG-TERM COMPENSATION
                                                                   -------------------------
                                                                                  NUMBER OF
                                            ANNUAL COMPENSATION    RESTRICTED     SECURITIES
                                            -------------------      STOCK        UNDERLYING      ALL OTHER
        NAME AND POSITION                    SALARY     BONUS      AWARDS(1)      OPTIONS(2)   COMPENSATION(3)
        -----------------                   --------   --------    ----------     ----------   ---------------
Joseph P. Sullivan                  1998    $531,000   $536,000     $     0         37,616         $55,000
  President and Chief               1997     513,300    473,700           0         40,792          61,100
  Executive Officer                 1996     492,600    446,000      89,400         43,191          46,400
C. Gregory Schonert                 1998     198,300    140,000           0         10,596          34,100
  Senior Vice President and         1997     179,600    120,000           0         10,693          32,800
  Chief Development Officer         1996     174,600     89,800           0         11,492          33,900
Michael J. McGee                    1998     198,300    140,000           0         10,596          30,600
  Senior Vice President,            1997     178,800    120,000           0         10,693          30,600
  Chief Financial Officer           1996     163,200    110,000           0         10,820          30,500
  and Treasurer
Steven A. Roseman(4)                1998     188,800    130,000           0         10,066         124,400
  Senior Vice President,            1997      84,900     55,000           0         10,448          44,000
  General Counsel
  and Secretary
Thomas T. Schleck(5)                1998     118,900          0           0         11,550          35,300
  Former Senior Vice President and  1997     207,300    110,000           0         12,356          36,100
  Chief Investment Officer          1996     142,200     74,000           0         26,148         126,900

---------------

(1) Restricted stock awards are valued based on the fair market price of the Company's Common Stock on the date of grant, which was $22.875 for the 3,910 shares of restricted stock awarded to Mr. Sullivan in 1996. Awards of restricted stock vest ratably over two years and dividends are paid on shares of restricted stock at the same rate as all other shares of Common Stock. At December 31, 1998, there were no shares of restricted stock that were held and remain restricted.

(2) Amounts included represent options to purchase Common Stock on the date of grant. Stock options vest ratably over two years and are coupled with dividend equivalent rights.

(3) Includes amounts paid for 1998 under the Company's Money Purchase Retirement Plan and Executive Medical and Financial Planning Reimbursement Plan, and for life insurance policies, auto allowances and relocation expenses as follows:

                                           MEDICAL AND
                                            FINANCIAL      LIFE         AUTO      RELOCATION
                              RETIREMENT    PLANNING     INSURANCE   ALLOWANCES    EXPENSES
                              ----------   -----------   ---------   ----------   ----------
   Joseph P. Sullivan          $30,000       $8,300       $5,900      $10,800      $     0
   C. Gregory Schonert          30,000        2,900        1,200            0            0
   Michael J. McGee             30,000            0          600            0            0
   Steven A. Roseman            30,000            0        2,300            0       92,100
   Thomas T. Schleck(5)         30,000        2,000        3,300            0            0

(4) Mr. Roseman commenced employment with the Company in July 1997.

(5) Mr. Schleck commenced employment with the Company in April 1996 and resigned from the Company in July 1998.

OPTION GRANTS IN 1998

     The following table sets forth certain information concerning individual grants of options to purchase Common Stock made to each of the Named Executive Officers during the year ended December 31, 1998:

                        NUMBER OF     PERCENTAGE OF
                       SECURITIES      TOTAL STOCK      AVERAGE
                       UNDERLYING        OPTIONS       EXERCISE
                         OPTIONS       GRANTED TO        PRICE      EXPIRATION    PRESENT VALUE ON
        NAME           GRANTED(1)       EMPLOYEES      ($/SH)(1)       DATE       DATE OF GRANT(2)
        ----           -----------    -------------    ---------    ----------    ----------------
Joseph P. Sullivan       37,616           46.77%       $28.3125      01/22/08         $66,600
C. Gregory Schonert      10,596           13.18%        28.3125      01/22/08          18,800
Michael J. McGee         10,596           13.18%        28.3125      01/22/08          18,800
Steven A. Roseman        10,066           12.51%        28.3125      01/22/08          17,800
Thomas T. Schleck(3)     11,550           14.36%        28.3125      01/22/08          20,500

---------------

(1) Stock options were granted in tandem with dividend equivalent rights ("DERs") at the fair market price of the Company's Common Stock on the date of grant. All stock options granted in 1998 were options to purchase Common Stock. At December 31, 1998, the number of DER shares relating to options for Common Stock granted in 1998 held by the Named Executive Officers were as follows: Mr. Sullivan: 3,290; Mr. Schonert: 926; Mr. McGee: 926; Mr.
    Roseman: 880 and Mr. Schleck: 0. The dollar value of all such DER shares at December 31, 1998, based on the closing price of the Common Stock on December 31, 1998, was $124,200.

(2) Estimated present values as of the dates of grant are based on the Black-Scholes Model, a mathematical formula used to value options traded on stock exchanges. The Black-Scholes Model considers a number of factors, including the stock's volatility and dividend rate, the term of the option, and interest rates. The ultimate value of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The expected volatility of the Common Stock used in valuing the options is 15%, and is based on the historical volatility of the Common Stock. The future dividend yield assumed in valuing the options is 7.5%. The options are valued assuming they have an expected life of 8 years. The weighted average risk-free rate of return used in valuing the options is 5.71%. This weighted average risk-free rate of return was determined based upon the quoted yields for U.S. Treasury Strips (principal only securities) with a term equivalent to the expected life of the options at the approximate date the options were granted. Estimated present values do not include DERs.

(3) Mr. Schleck resigned from the Company in July 1998. All of Mr. Schleck's unvested stock options and related DER shares were cancelled.

AGGREGATED OPTION EXERCISES IN 1998 AND OPTION VALUES AT DECEMBER 31, 1998

     The following table sets forth certain information concerning the exercise of stock options by the Named Executive Officers during the year ended December 31, 1998 and the value of stock options held as of December 31, 1998 by each of the Named Executive Officers:

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               SHARES                         DECEMBER 31, 1998           DECEMBER 31, 1998(2)
                              ACQUIRED        VALUE      ---------------------------   ---------------------------
           NAME              ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Joseph P. Sullivan
  Common Stock                      0       $      0       235,683        58,012       $1,808,000         $0
  Depositary Shares                 0              0        17,210             0           73,600          0
C. Gregory Schonert
  Common Stock                      0              0        73,648        15,942          324,700          0
  Depositary Shares                 0              0         6,681             0           13,800          0
Michael J. McGee
  Common Stock                      0              0        61,692        15,942          270,100          0
  Depositary Shares                 0              0         4,553             0           11,200          0
Steven A. Roseman
  Common Stock                      0              0         5,224        15,290                0          0
  Depositary Shares                 0              0             0             0                0          0
Thomas T. Schleck(3)
  Common Stock                 38,638        292,200             0             0                0          0
  Depositary Shares                 0              0             0             0                0          0

---------------

(1) Value realized at exercise is the difference between the fair market price of the underlying shares on the date of exercise less the exercise price per share of Common Stock, multiplied by the number of shares acquired upon exercise.

(2) Calculated based on the closing prices of the Common Stock and the Depositary Shares at December 31, 1998 multiplied by the number of applicable shares in-the-money, less the total exercise price for such shares and considering accumulated tandem DER shares.

(3) Mr. Schleck resigned from the Company in July 1998. All of Mr. Schleck's unvested stock options and related DER shares were cancelled.

EMPLOYMENT AGREEMENTS

     Messrs. Sullivan, Schonert, McGee and Roseman are entitled to receive minimum compensation under three-year employment agreements with the Company at the rate of $549,500, $225,000, $212,000 and $201,000 per annum in 1999, respectively. If the employment of any of Messrs. Sullivan, Schonert, McGee or Roseman is terminated by reason of a "change of control" (as defined in their employment agreements), he will be entitled to receive a payment equal to three times his average salary plus bonus for the three most recent years.

INCENTIVE BONUS PLAN

     The Company's incentive bonus plan for fiscal 1998 covered a total of 17 employees, including executive officers. The incentive program is designed to reward the Company's employees based upon the Company's attaining or surpassing goals for annual Core Group funds from operations per share and other operating and strategic goals. Actual incentive bonus awards granted are determined by a "base" award schedule specified by the Compensation and Board Affairs Committee of the Board of Directors and are contingent upon achievement of specified goals. Awards are determined at year end and depend upon (a) the Core Group's actual funds from operations per share versus the goals set at the start of the year, (b) growth in the current year's Core Group funds from operations per share, and (c) a judgmental review by the Committee of the Company's operational and strategic performance.

STOCK INCENTIVE PLANS

     The Company's Board of Directors and shareholders have approved the 1990 Stock Incentive Plan (the "1990 Plan"), the "Directors Option Plan" (as defined below), and the 1994 Stock Incentive Plan (the "1994 Plan") (collectively, the "Prior Plans"). The Board of Directors has approved the adoption of the 1999 Equity Incentive Plan (the "1999 Plan"), subject to the approval of the Company's shareholders. The 1999 Plan will combine, replace and supersede the Prior Plans. See "Approval of 1999 Equity Incentive Plan." A total of 1,000,000 shares of Common Stock will be reserved for issuance under the proposed 1999 Plan. In addition, approximately 315,000 shares of Common Stock remained available for issuance under the Prior Plans as of April 15, 1999 and will be issuable under the 1999 Plan. Of the Shares of Common Stock available under the 1999 Plan, not more than 500,000 Shares will be issuable in the form of Restricted Stock or Performance Shares. Each of the plans provides for the granting of stock options, shares of restricted stock and stock appreciation rights to key employees, and the 1994 Plan and 1999 Plan also provide for the granting of deferred shares, performance shares and performance units to key employees. The number of shares covered by the plans and outstanding awards are subject to an adjustment in the case of changes in the Company's capital structure, business combinations, reorganizations and similar events. In July 1995, the Company adjusted then outstanding awards under the Prior Plans to reflect the distribution of one Depositary Share for every ten shares of Common Stock held on July 14, 1995 (the "Distribution"). This adjustment resulted in the Company's issuance pursuant to the Prior Plans of a limited number of restricted Depositary Shares and options to purchase Depositary Shares (together with DERs). The Company does not intend to award any additional restricted Depositary Shares or options to purchase Depositary Shares, but may, prior to redemption, issue additional Depositary Shares in connection with existing dividend equivalent rights with respect to options to purchase Depositary Shares. See
"-- Adjustments to Stock and Option Awards to Reflect the Distribution."

     Stock options and deferred shares may be granted in tandem with DERs. Holders of restricted stock are entitled immediately to voting, dividend and other ownership rights in the shares, but are subject to restrictions based upon, among other things, continued service with the Company or the achievement of specified performance objectives ("Management Objectives"). Stock appreciation rights may either be related to specific stock options or may be granted independent of any stock options. An award of deferred shares constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the performance of services, subject to the fulfillment of such conditions during the period of deferral. During the deferral period, the participant has no right to transfer any rights covered by the deferred share award and no right to vote the shares covered by the award. Performance shares and performance units may be granted, the payment of which is conditioned on the achievement by the participant of one or more Management Objectives within a specified period. If by the end of the performance period the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the performance shares or performance units.

     Options granted under the Plans may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code") or nonstatutory options. The exercise price of incentive stock options granted under the plans must not be less than the fair market value of the Common Stock on the date of grant and the maximum term of each option may not be longer than 10 years. In the case of incentive stock options, the aggregate fair market value of optioned shares (determined at the time of the grant) becoming exercisable by any optionee in any calendar year may not exceed $100,000.

     The number of outstanding options to purchase Common Stock and Depositary Shares and the number of shares of restricted stock held by employees of the Company as of December 31, 1998 are set forth above in "Aggregated Option Exercises in 1998 and Option Values at December 31, 1998" and in the Notes to the "Summary Compensation Table," respectively. As of December 31, 1998, no stock appreciation rights, deferred shares, performance shares or performance units had been granted pursuant to the plans.

     The plans presently are administered by the Board of Directors and the Compensation and Board Affairs Committee. The Compensation and Board Affairs Committee selects the employees to whom awards will be granted and recommends the type and amount of each award, subject to the terms of the plans.

MONEY PURCHASE RETIREMENT PLAN

     The Company has a Money Purchase Retirement Plan (the "Money Purchase Plan") pursuant to which it provides retirement benefits for all of its employees. The Company is required to make an annual contribution pursuant to the Money Purchase Plan on behalf of its employees, subject to a maximum contribution for each participant not to exceed the lesser of $30,000 or 25% of the participant's annual compensation. A participant's interest in contributions made to the Money Purchase Plan for his account become 100% vested after one year of service with the Company. Benefits are payable to participants upon their retirement, termination or death. The Company is required to fund annual contributions pursuant to the direction of participants into various investment funds managed by a brokerage firm. The Company is in the process of adopting a senior executive retirement plan that will provide retirement benefits to the Company's chief executive officer that will not be subject to the maximum contribution limitations of the Money Purchase Retirement Plan.

MEDICAL EXPENSE AND FINANCIAL PLANNING REIMBURSEMENT PLAN

     The Company has a medical expense and financial planning reimbursement plan for executive officers. Participants in this plan are entitled to reimbursement for (i) certain medical, dental and vision expenses incurred by them and their dependents to the extent such expenses are not covered by other health care plans and insurance policies maintained by them or by the Company and (ii) certain financial, tax and estate planning expenses incurred by them. The maximum amount of such expenses for any one year that may be reimbursed is $10,000 for each participant.

DIRECTOR COMPENSATION AND DIRECTOR STOCK OPTION PLANS

     Cash Compensation. Outside directors of the Company receive a retainer fee for their Board work in the amount of $24,000 per year. Outside directors receive an additional $1,000 payment for each in-person meeting attended of any Committee on which they serve (except for the Chairman of the Committee, who receives $1,500 for each Committee in-person meeting attended). Outside directors receive an additional $500 payment for their participation in each telephonic meeting of the Board or a Committee.

     Stock Option Plans for Nonemployee Directors. Outside directors who were directors of the Company on the date the 1990 Plan was approved by the Company's shareholders received an option to purchase 20,000 shares of Common Stock pursuant to the 1990 Plan. Furthermore, pursuant to either the 1990 Plan or the Company's Nonqualified Stock Option Plan for Nonemployee Directors (the "Directors Option Plan"), which was approved by the shareholders of the Company on May 11, 1994, an option for 20,000 shares of Common Stock will be granted to a new nonemployee director upon his election to the Board, and an option for 10,000 shares of Common Stock will be granted to each incumbent nonemployee director on each January 31 during the period such person continues to serve as a nonemployee director. Shares of Common Stock that remain available for issuance under the Directors Option Plan and the 1990 Plan are included in the total shares of Common Stock that remain available for issuance under Prior Plans as noted above. See "Compensation of Directors and Executive
Officers -- Stock Incentive Plans." In addition, the Board of Directors has approved the adoption of the 1999 Plan, subject to the approval of the Company's shareholders. If approved by the Company's shareholders, the 1999 Plan will combine, replace and supersede the Prior Plans. See "Approval of 1999 Equity Incentive Plan."

     The exercise price of the options granted under the 1990 Plan must not be less than the fair market value of the Common Stock on the date of grant. The exercise price of the options granted under the Directors Option Plan is equal to the average of the closing price of the Common Stock on the NYSE for the five trading days commencing on February 15 (or the first trading day thereafter if such date is not a trading day) of the year in which the grant is made. The maximum term of each option granted under the 1990 Plan and the Directors Option Plan may not be longer than 10 years.

     Under the terms of the Directors Option Plan, a nonemployee director may elect to have his or her director's fees credited to an account in Units (an accounting unit equal in value to one share of Common Stock). Deferred fees payable in Units will be credited to a nonemployee director's account at the end of each fiscal quarter on the basis of the average of the closing prices of the Common Stock on the NYSE on the last trading day of each calendar month during the quarter. After the end of the third fiscal year after each fiscal year in which any deferred fees have been credited to a nonemployee director's account, unless such nonemployee director shall have elected to have his or her entire deferred amount distributed upon termination of services as a director, the Company shall deliver to such nonemployee director that number of full shares of Common Stock that is equal to the number of Units credited to such nonemployee director's account with respect to such fiscal year, including the dividend equivalents allocable to such Units. Upon the termination of service of the nonemployee director as a director of the Company for any reason, the Company shall pay the nonemployee director or his or her beneficiary, as the case may be, the balance of his or her account in full shares of Common Stock in one lump sum. Two nonemployee directors elected to have all or a portion of their director's fees credited to their accounts pursuant to the Directors Option Plan in 1998 and one nonemployee director made such an election for 1999.

     Directors Retirement Plan. The Retirement Plan for Outside Directors (the "Director Retirement Plan") provides that nonemployee directors elected to the Board prior to January 1997 are eligible for a retirement benefit if they retire from the Board with at least five years of service. Only three of the Company's current nonemployee directors are eligible for the Director Retirement Plan. An eligible retiring director will receive an annual benefit for a number of years equal to his years of service on the Board up to a maximum of 10 years. The annual benefit is equal to the annual base director fee in effect as of the date of a director's retirement. All benefit payments terminate upon the death of a director. The Director Retirement Plan is unfunded.

     Directors Deferred Compensation Plan. The Company has a Directors Deferred Compensation Plan that allows a member of the Board of Directors to defer the payment of compensation payable by reason of that person's capacity as a director. Pursuant to the Plan a director may elect to defer payment of between 50% to 100% of such compensation in any calendar year. Any compensation that is deferred shall be paid in accordance with the election by the director, together with accrued interest at a rate equal to the prime rate used by Wells Fargo Bank, N.A. No director deferred any compensation pursuant to this plan in 1998.

ADJUSTMENTS TO STOCK AND OPTION AWARDS TO REFLECT THE DISTRIBUTION

     In July 1995, the Company sought to separate the economic attributes of its core portfolio of investments and its portfolio of psychiatric hospital investments into two distinct portfolios, with two distinct classes of publicly traded shares intended to represent those portfolios. On July 25, 1995, the Company distributed one Depositary Share for every ten shares of Common Stock held of record on July 14, 1995, each such Depositary

Share representing a one-tenth interest in the Psychiatric Group Preferred Stock. Each holder of restricted stock also received in the Distribution one Depositary Share for every ten shares of restricted Common Stock held on July 14, 1995. Restrictions on Depositary Shares distributed to holders of restricted Common Stock lapsed on the same terms as the restrictions on the Common Stock held by such persons.

     In connection with the Distribution and the anti-dilution provisions of the Plans, the Company has adjusted each stock option outstanding at the date of the Distribution to reflect the issuance of the Depositary Shares. Each option and the accumulated tandem DER shares outstanding on July 25, 1995 was converted into two awards: one for the same number of shares of Common Stock and the other for one-tenth of that number of Depositary Shares, separately exercisable, prior to redemption, at prices based on the former exercise price apportioned on the basis of the fair market value of the Common Stock and the Depositary Shares on July 25, 1995.

                COMPENSATION AND BOARD AFFAIRS COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation and Board Affairs Committee of the Board of Directors, which is composed entirely of nonemployee directors. None of these nonemployee directors has any interlocking or other relationship with the Company that would call into question his independence as a member of the Compensation and Board Affairs Committee.

     The Compensation and Board Affairs Committee retained the services of Frederic W. Cook & Co., Inc., a nationally-recognized executive compensation consulting firm, to assist the Committee in the development and ongoing implementation of the Company's compensation program. Based largely on the information provided by Frederic W. Cook & Co., Inc., which included a survey of other REITs in the health care industry, the Committee believes that the Company's compensation program is within the intermediate range for comparable companies and supports the Company's business objectives and compensation philosophy.

COMPENSATION PHILOSOPHY

     The Compensation and Board Affairs Committee believes that the primary focus of the Company's compensation program should be related to creating value for shareholders. The Committee also believes that the compensation program should be designed to retain key executives as employees and to encourage them to accumulate ownership of the Company's stock. In structuring the compensation program, the Committee has designed the program to balance short and long-term incentive compensation to achieve desired results and, above all, to pay for performance. In arriving at its conclusions as to total appropriate compensation for a particular year, the Committee takes into account management's accomplishments that may impact short-term performance but that are expected to enhance long-term total return. Other comparably sized REITs in health care and related areas are used for competitive comparisons including certain of those covered by the NAREIT Equity REIT Index in the graph shown on page 20.

COMPENSATION MIX

     The Company's executive compensation is based on three components designed in each case to accomplish the Company's compensation philosophy.

     Base Salary. Salaries for executives are targeted at the competitive median and are reviewed by the Compensation and Board Affairs Committee on an annual basis and may be adjusted based upon an assessment of the individual's contribution to the asset and financial growth of the Company, competitive pay levels, the executive's demonstrated ability to work as a member of the management team and increases in the cost of living.

     Annual Cash Incentive Awards. Annual cash bonus incentive awards are based on the performance of the Company. The Committee believes that annual financial, operational and strategic goals should be set for the organization and that executive officers should receive incentive compensation when these goals are met or exceeded. Conversely, the Company believes that there should be risk when the goals are not met.

     Awards granted are determined by a performance schedule specified by the Committee and are contingent upon achievement of specified goals. Awards are determined at year end and depend upon (a) the Company's Core Group funds from operations per share versus the goals set at the start of the year, (b) growth in the fiscal year's Core Group funds from operations per share and (c) a judgmental review by the Committee of the Company's overall operational and strategic performance.

     For 1998, executive officers of the Company received cash bonuses ranging from 97% to 100% of their maximum potential awards under the performance schedule adopted by the Committee at the beginning of 1998. The Committee noted that the Company achieved or exceeded each of its operational, financial and strategic objectives for the year. These objectives included further diversifying the Company's investment portfolio, continuing the methodical and gradual liquidation of the Company's Psychiatric Group assets so as to maximize value for the holders of the Psychiatric Group's Depositary Shares, retaining liquidity to enable the Company to make profitable investments, renewing leases of facilities set to expire in February 1999, negotiating the sale upon expiration of one facility lease, generating approximately 9.0% of the Company's 1998 revenues, at a substantial gain to the Company, and otherwise strengthening Company operations.

     The Company successfully renewed leases for four of its acute care hospitals, operated by Tenet Healthcare Corporation for an extended term ending February 19, 2004. Those four leases generated approximately $25.5 million of revenue for the Company's Core Group in 1998, representing approximately 24% of total 1998 Core Group operating revenues. The four leases were renewed on substantially the same terms and conditions. In addition, the Company negotiated the sale of the Kendall Regional Medical Center to Columbia/HCA Healthcare Corporation for a purchase price of $105 million, representing a gain of over $50 million to the Company.

     The Company accepted payment of $35 million as payment in full of approximately $37.7 million of net book value obligations owed to the Company by the operator of the two New York Four Winds psychiatric facilities. The proceeds of that payment enabled the Psychiatric Group to repay the entire $11.2 million of loans owed to the Core Group and pay a special dividend of 0.4 shares of Core Group Common Stock per Psychiatric Group Depositary Share to Psychiatric Group Depositary Share holders.

     The Company retained significant liquidity despite an overall contraction in the availability of capital to REITs. This has allowed the Company to continue to respond to investment opportunities as they arise. The Company invested in approximately $140 million of health care real property assets during 1998.

     The Company continued to increase the diversity of its tenants with the acquisition of multi-tenant medical office facilities including Morristown Professional Plaza in Morristown, New Jersey, the Murfreesboro Medical Clinic in Murfreesboro, Tennessee, Woodlake Medical Center in West Hills, California, Emerson Surgery Center and Medical Office Building in Jacksonville, Florida and others in 1998.

     The Company also continued its historical role in financing single tenant facilities operated by quality health care operators. The Company invested over $75 million in Alzheimer's care, limited long-term care and assisted living health care facilities, including facilities such as the Silver Hills Health Care Center in Las Vegas, Nevada which were completed in 1998 and others which are now completing construction. The Company also began to develop multi-tenant office buildings for its own account with the construction of a 100% pre-leased office building on the campus of Mercy Medical Center, a Catholic Healthcare Initiatives-West acute care hospital in Roseburg, Oregon.

     Long-Term Incentives. The Compensation and Board Affairs Committee administers the Company's employee stock incentive plans. Pursuant to these plans, stock options were awarded in 1998 in order to retain and motivate executives to improve long-term shareholder value.

     Options to purchase Common Stock are granted with an exercise price equal to the fair market value of the Common Stock at the time of grant. Stock option awards vest in equal annual installments over a two-year period. The Committee recognizes that, because the Company must distribute at least 95% of its income in the form of dividends in order to qualify as a REIT, over the long-run the share price of the Common Stock may be sensitive to market interest rates and other factors that are beyond management's control. Furthermore, much of the value created for shareholders over time may be in the form of dividends. These factors make traditional stock options, which reward only for price appreciation, ill-suited for executive incentive compensation purposes for Company officers. For this reason, the Committee continues to couple stock option awards with dividend equivalent rights. By adding dividend equivalent rights to stock options, the options become a reward for total shareholder return instead of for stock price growth alone. Depending upon individual performance and contribution, award levels for annual stock option grants are intended to approximate the median of long-term incentive compensation for comparable companies, taking into account the value of the corresponding dividend equivalent rights.

     In addition, in January 1999, the Committee elected to issue a total of 163,500 additional options without dividend equivalent rights to the executive officers and other employees of the Company. These additional grants are consistent with the Company's compensation philosophy of providing long-term incentives for growth in shareholder value.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company's chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee will continue to review the effects of its compensation programs with regard to Section 162(m). The Committee will also evaluate alternatives to ensure executive compensation is reasonable, performance-based and consistent with the Committee's overall compensation objectives. The Committee reserves the right to design programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be deductible. No action has been taken by the Committee to date to exempt annual bonuses from the Section 162(m) deduction limits because the Committee believes that such action would not have a material economic impact on the Company while potentially decreasing the Company's flexibility to administer its compensation program in the best interest of its shareholders.

CHIEF EXECUTIVE COMPENSATION

     The Company has entered into an employment agreement with Joseph P. Sullivan, Chairman, President and Chief Executive Officer of the Company, which runs for a term of three years and which is automatically extended for an additional year on the last day of January of each year unless earlier terminated pursuant to the terms of the agreement. The agreement provided for a base salary of $515,000 for 1997 and Mr. Sullivan's salary for 1998 was increased from its previous level by 3.4% to $532,500. For 1999, Mr. Sullivan's salary was increased to $549,500, an increase of approximately 3.2%. Mr. Sullivan is not guaranteed any minimum bonus award or stock option grant.

     The Committee and the full Board believe that the amount and terms of Mr. Sullivan's compensation are consistent with general compensation levels within the industry and are appropriate in view of the Company's accomplishments in 1998. These accomplishments include: successfully renewing the four leases with Tenet Healthcare Corporation, managing the Company's liquidity to permit it to continue making investments despite the contraction in REIT values and access of REITs generally to the capital markets, performing the role of Chairman of the Board and continuing the implementation of the Company's investment activities in multi-tenant medical office/physician clinic facilities. For 1998, Mr. Sullivan received a cash bonus of $536,000, or 100% of the maximum potential award under the performance schedule adopted by the Committee at the beginning of 1998. In January 1999, he received 77,000 stock options with dividend equivalent rights and 20,000 stock options without dividend equivalent rights, which, based on data presented to the Committee by the outside consultant, represents approximately the median grant value as compared to similar organizations.

     The Committee remains committed to establishing and maintaining a compensation program that appropriately aligns the Company's executive compensation with corporate performance and the interests of the shareholders and that offers competitive opportunities in the executive marketplace. As such, the Committee periodically reviews the compensation program in order to make such changes as it considers necessary to achieve such objectives.

SHELDON S. KING    LOUIS T. ROSSO    JAMES D. HARPER, JR.   JOHN P. MAMANA, M.D.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below compares, on a quarterly basis and at July 25, 1995, the cumulative total return of the Company, the S&P 500 Index and the NAREIT Equity REIT Index from December 31, 1993 to December 31, 1998 assuming an initial investment of $100. Total return assumes quarterly reinvestment of dividends before consideration of income taxes. The cumulative total return represented by the "AHP Composite" data reflects the cumulative total return on the Common Stock for periods prior to July 25, 1995, and for periods on and after July 25, 1995, the sum of the cumulative total return on the Common Stock and the cumulative total return on the Depositary Shares.

                        AMERICAN HEALTH PROPERTIES, INC.
                               STOCK PERFORMANCE
                   (FIVE-YEAR PERIOD ENDED DECEMBER 31, 1998)

 MEASUREMENT PERIOD                                                                                  AHP
    (FISCAL YEAR             AHP                                                                  DEPOSITARY
      COVERED)            COMPOSITE           NAREIT           S&P 500             AHP              SHARES
12/93                            100.00            100.00            100.00
3/94                             102.25            103.40             96.19
6/94                             100.33            105.31             96.58
9/94                             100.72            103.15            101.33
12/94                             87.21            103.17            101.31
3/95                              91.79            103.00            111.17
6/95                              99.53            109.05            121.72
7/25/95                          105.35            110.93            125.77             95.81              9.55
9/95                             110.92            114.19            131.40            103.00              7.92
12/95                            112.62            118.92            139.23            104.89              7.73
3/96                             121.10            121.63            146.70            112.14              8.95
6/96                             121.50            127.04            153.28            112.85              8.65
9/96                             122.51            135.35            158.02            114.12              8.38
12/96                            137.30            160.86            171.19            127.45              9.86
3/97                             146.30            161.98            175.78            134.13             12.17
6/97                             152.09            170.04            206.47            139.74             12.34
9/97                             150.11            190.13            221.94            139.19             10.92
12/97                            170.69            193.45            228.32            159.79             10.90
3/98                             168.77            192.55            260.16            155.85             12.93
6/98                             163.30            183.72            268.77            150.66             12.64
9/98                             154.46            164.39            242.03            144.87              9.59
12/98                            139.45            159.59            293.57            130.11              9.34

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY

     The following table sets forth, as of February 16, 1999, information with respect to persons known by the Company to be beneficial owners of more than five percent of the shares of Common Stock. The Company is not aware of any person who is a beneficial owner of more than five percent of the Depositary Shares.

                                                                  SHARES OF
                          NAME OF                                COMMON STOCK
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED
                      ----------------                        ------------------
Franklin Resources, Inc.(1).................................      2,357,991
777 Mariners Island Blvd.
San Mateo, California 94404

---------------

(1) Represents 9.4% of the outstanding Common Stock on April 15, 1999. Includes beneficial ownership of (i) 2,060,300 shares of Common Stock owned directly by Templeton Global Advisors Limited, (ii) 235,682 shares of Common Stock owned directly by Templeton/Franklin Investment Services, Inc., (iii) 59,000 shares of Common Stock owned directly by Templeton Investment Management Limited and (iv) 3,009 shares of Common Stock owned directly by Franklin Management, Inc. Franklin Resources, Inc. ("FRI") is the parent holding company of Templeton Global Advisors Limited, Templeton/Franklin Investment Services, Inc., Templeton Investment Management Limited, and Franklin Management, Inc. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be beneficial owners of such shares; however, FRI and the Principal Shareholders disclaim beneficial ownership of these shares. This information is based solely on information contained in a Form 13-G filed by Franklin Resources, Inc. with the Securities and Exchange Commission on January 26, 1999 and delivered to the Company.

                     APPROVAL OF 1999 EQUITY INCENTIVE PLAN
                                (PROPOSAL NO. 2)

     The Board of Directors has adopted, and submits for shareholder approval, the American Health Properties, Inc. 1999 Equity Incentive Plan (the "1999 Plan"). The 1999 Plan combines, supersedes and replaces all of the Prior Plans.

     The 1999 Plan was developed and reviewed with Frederic W. Cook & Co., Inc., a nationally-recognized executive compensation consultant. The 1999 Plan is intended to be consistent with current business practice for similar equity incentive plans of similar companies. The summary of the 1999 Plan that appears below is qualified by reference to the full text of the 1999 Plan. A copy of the 1999 Plan is attached as Appendix A to this Proxy Statement. All capitalized terms used in the following summary shall have the meaning stated in the 1999 Plan, except as provided to the contrary.

PURPOSE

     The purpose of the 1999 Plan is to provide a means by which selected employees, directors and consultants of the Company may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of stock-based compensation. The Company, by means of the 1999 Plan, seeks to retain the services of persons who are now employees or directors of, or consultants to, the Company, to secure and retain the services of new employees, directors and consultants, and to provide incentives to such persons to exert maximum efforts for the success of the Company.

PLAN PROVISIONS

     Effective Date. The effective date of the 1999 Plan shall be the day following the date on which the 1999 Plan is approved by the Company's shareholders (the "Effective Date").

     Administration. The 1999 Plan will be administered by the Board of Directors unless and until the Board of Directors delegates administration to a committee consisting of two or more members of the Board of Directors who qualify as "non-employee directors" under Rule 16b-3(d)(1) under the Securities Exchange Act of 1934, as amended, and as "outside directors" for purposes of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Committee"). Members of the Committee shall be appointed from time to time by the Board of Directors, shall serve at the pleasure of the Board of Directors, and may resign at any time upon written notice to the Board of Directors. The Board of Directors currently contemplates delegating the administration of the 1999 Plan to its Compensation and Board Affairs Committee. If the 1999 Plan is administered by the Board of Directors all references herein to the Committee shall be deemed to refer to the Board of Directors.

     Participants. Awards may be granted to employees, directors and consultants of the Company ("Participants") selected by the Committee in its sole discretion, except as otherwise set forth in the 1999 Plan. The Committee will determine the form of each Award, the amount of each Award and any other terms and conditions of each Award as the Committee may deem necessary or desirable and consistent with the terms of the 1999 Plan. The Committee will also determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the 1999 Plan, which provisions need not be identical.

     Awards Generally. The 1999 Plan provides for the award of benefits of various types (collectively, "Awards"), including stock options ("Options"), restricted shares of Common Stock and restricted stock units ("Restricted Stock Awards"), performance based awards of Common Stock ("Performance Shares"), performance based cash awards ("Performance Units"), stock appreciation rights ("Stock Appreciation Rights"), and dividend and dividend equivalent rights ("Dividend Equivalent Rights"). The maximum number of shares of Common Stock that may be issued under the 1999 Plan shall be equal to the sum of (a) 1,000,000, (b) any shares of Common Stock available for future awards under any of the Prior Plans as of the Effective Date, and (c) any shares of Common Stock that are represented by awards granted under any Prior Plans that are forfeited, expire or are canceled without delivery of the Common Stock or that result in the forfeiture of Common Stock back to the Company.

     No more than 1,000,000 shares of Common Stock shall be cumulatively available for the grant of incentive stock options under the 1999 Plan. No Participant shall be granted Awards to acquire or entitling the Participant to the appreciation in value of more than 500,000 shares of Common Stock, in the aggregate, in any three consecutive years. In addition, no more than one-third of the shares of Common Stock authorized for issuance under the 1999 Plan may be granted as Restricted Stock Awards, and no more than one-third of the shares of Common Stock authorized for issuance under the 1999 Plan may be granted as Performance

Shares. Furthermore, in no event may a Participant receive payments with respect to Performance Units in excess of three million dollars in the aggregate in any three consecutive years.

     Unused Shares. Any shares of Common Stock covered by an Award (or portion of an Award) granted under the 1999 Plan that is forfeited or canceled, expires or is settled in cash, including the settlement of tax withholding obligations using shares, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the 1999 Plan. Likewise if any Option is exercised by tendering Shares of Common Stock to the Company as full or partial payment in connection with the exercise of an Option under the Plan or any Prior Plan, only the number of shares of Common Stock issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the 1999 Plan.

     Adjustments for Stock Split, Stock Dividend, Etc. If the Company increases or decreases the number of its outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Common Stock, then the numbers, rights and privileges of the following may be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Common Stock as to which Awards may be granted under the 1999 Plan; (ii) the shares of Common Stock then included in each Award granted under the 1999 Plan; and (iii) the terms on which the Awards may be exercised.

     Adjustments for Corporate Transactions. The Committee may determine that a corporate transaction has affected the price per Share such that an adjustment or adjustments to outstanding Awards are required to preserve (or prevent enlargement of) the benefits or potential benefits intended at the times the Awards were granted. For this purpose a corporate transaction will include, but is not limited to, any extraordinary cash dividend, merger, split-up, spin-off or other similar occurrence. In the event of such a corporate transaction, the Committee may, in such manner as the Committee deems equitable, adjust (i) the number and kind of shares that may be delivered under the 1999 Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the exercise price of outstanding Awards.

     Dividend Payable in Stock of Another Corporation, Etc. If the Company pays or makes any dividend or other distribution upon the Common Stock payable in securities of another corporation or other property (except money or Common Stock), a proportionate part of such securities or other property shall be set aside for delivery to any Participant then holding an Award, upon exercise or vesting of such Award, as applicable. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. In the event the Participant's Award is not exercised or otherwise vested, the securities or other property that have been set aside by the Company in accordance with the foregoing shall not be delivered to the Participant, shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

     Other Changes in Stock. In the event there shall be any change in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which the Common Stock shall be changed or for which it shall have been exchanged, and if the Committee, in its sole discretion, determines that such change equitably requires an adjustment in the terms of an Award or in the number or kind of shares of Common Stock subject to outstanding Awards or that have been reserved for issuance pursuant to the 1999 Plan but are not then subject to an Award, then such adjustments shall be made by the Committee and shall be effective for all purposes of the 1999 Plan and on each outstanding Award that involves the particular type of stock for which a change was effected.

     Rights to Subscribe. If the Company shall at any time grant to the holders of its Common Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares of Common Stock then subject to an Award held by any Participant of the particular class of Common Stock involved, the Common Stock or other securities that the Participant would have been entitled to subscribe for if, immediately prior to such grant, the Participant had exercised his entire Award, or otherwise had vested in his entire Award. If, upon exercise or vesting of any Award, the Participant subscribes for the additional Common Stock or other securities, the Participant shall pay to the Company the price that is payable by the Participant for such Common Stock or other securities.

     Change in Control. The Committee may, in its discretion, provide for adjustments to any Award in the event of a change of control, merger, acquisition or other corporate reorganization, including, but not limited to, the acceleration of the vesting of any Award.

     Stock Options. Options may be either incentive stock options ("ISOs") or non-statutory stock options ("NSOs"). The Committee in its sole discretion shall designate whether an Option is to be considered an ISO or an NSO. The exercise price of Options granted under the 1999 Plan will be no less than the Fair Market Value of the Common Stock on the date the Option is granted. The other terms of the Options will be determined by the Committee, and, in case of Options intended to qualify as ISOs, will meet all the requirements of Section 422 of the Internal Revenue Code.

     Re-Load Option. The Committee shall have the discretion to include as part of any Option Agreement a provision entitling the Optionee to a Re-Load Option. A Re-Load Option is a new Option that is granted in the event an Optionee exercises an Option evidenced by an Option Agreement, in whole or in part, by surrendering other shares of Common Stock upon such exercise, all in accordance with the 1999 Plan and the terms and conditions of the Option Agreement. The new Option shall be equal to the shares surrendered in connection with the exercise of the original Option (including any shares which may be withheld for taxes upon such exercise), shall be granted at Fair Market Value on the exercise date and shall not extend beyond the remaining term of the original Option. Any Re-Load Option shall be subject to the availability of sufficient shares under the 1999 Plan and shall be subject to such other terms and conditions as the Committee may determine in its discretion that are not inconsistent with the express provisions of the 1999 Plan regarding the terms of Options.

     Method of Payment for Options. The shares of Common Stock covered by an Option may be purchased by means of a cash payment or other such means as the Committee may from time to time permit, including, but not limited to, any one or any combination of the following: (a) tendering shares valued using the Fair Market Value at the time of exercise; (b) authorizing a third party to sell shares of Common Stock (or a sufficient portion thereof) acquired upon exercise of an Option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the shares of Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise; (c) crediting towards the purchase price amounts from individual's deferred compensation account balances, including accrued dividend equivalent balances; or (d) obtaining a full-recourse loan from the Company.

     Restricted Stock Award. A Participant's right to retain a Restricted Stock Award granted to him or her under the 1999 Plan shall be subject to such restrictions, including, but not limited to, the Participant's continuous employment by the Company, for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards, or to separate designated portions of the shares of Common Stock constituting a Restricted Stock Award.

     Performance Shares, Performance Units and Performance Targets. Performance Shares and Performance Units are the contingent right to receive Common Stock, cash equal to the fair market value of Common Stock, or a combination thereof at a future date. Performance Shares are Awards denominated in terms of shares of Common Stock. Performance Units are Awards denominated in terms of cash-value units. Generally, such Awards will be earned upon attainment of one or more pre-established performance targets. The Committee shall establish maximum and minimum performance targets to be achieved during specified periods of time. Performance targets established by the Committee shall relate to corporate, group, business unit or individual performance and shall be established in terms of earnings, growth in earnings, profit returns or margins, revenues, costs, cash flow, funds from operations, portfolio value or shareholder returns. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other companies, groups, business units, indices, individuals or entities.

     Stock Appreciation Rights. Stock Appreciation Rights are the right to receive an amount equal to the appreciation in value of one share of Common Stock from the time the Stock Appreciation Right is awarded until the time the grantee elects to receive payment. Except in cases where Stock Appreciation Rights are used to substitute for an in-the-money Option (in which case the Stock Appreciation Right may be issued on terms equivalent to the Option), the base price for a Stock Appreciation Right shall be no less than the Fair Market Value of the Common Stock on the date the Award is granted. Three types of Stock Appreciation Rights are authorized for issuance under the 1999 Plan. Tandem Stock Appreciation Rights may be granted appurtenant to an Option, and generally will be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Concurrent Stock Appreciation Rights may be granted appurtenant to an Option and may apply to all or any portion of the shares of Common Stock subject to an underlying Option and generally will be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Independent Stock Appreciation Rights may be granted independently of any Option.

     Dividend and Dividend Equivalent Rights. Any grant of an Award may provide for the payment to the Participant of dividends or dividend equivalents thereon in cash or shares on a current, deferred or contingent basis, or the Committee may provide that any dividend equivalents shall be credited against the purchase price, if any, relating to the Award. Any grant of dividend or dividend equivalent rights may be subject to such conditions, restrictions and contingencies as the Committee shall establish. Awards of dividends and dividend equivalent rights are subject to, and count towards, the limitations on the maximum amounts of Awards that may be granted to Participants in a three-year period. See "-- Awards Generally."

     Amendment of Plan. The Board of Directors may terminate, amend or modify the 1999 Plan at any time. Each such amendment or modification will become effective without approval of the amendment or modification by the stockholders of the Company unless and except if stockholder approval of the amendment or modification is required by any applicable listing, statutory or regulatory requirements.

     Amendment of Awards. Except as may be provided in an applicable agreement, the Board of Directors at any time, and from time to time, may amend the terms of any one or more Awards. However, no such amendment may impair the rights of a Participant without his or her written consent.

     Duration of the 1999 Plan. The 1999 Plan shall terminate at such time as may be determined by the Board of Directors, and no Award shall be granted after such termination. If the Plan is approved by the shareholders at the Annual Meeting and is not sooner terminated, the 1999 Plan shall fully cease and expire at midnight on June 11, 2009. Awards outstanding at the time of the 1999 Plan termination may continue to be exercised or earned in accordance with their terms. The Board of Directors reserves the right to suspend the 1999 Plan at any time.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain federal income tax consequences of the 1999 Plan.

     Withholding. Any time a distribution is made under the 1999 Plan, whether in cash or in shares, the Company may withhold from such payment any amount necessary to satisfy federal, state and local income tax and other tax withholding requirements with respect to the distribution, except in the case of Options, such withholding amount shall be limited to the minimum statutory amounts. The Company's obligation to deliver shares of Common Stock upon the exercise or vesting of any Award is subject to the Participant's satisfaction of all applicable federal, state and local income tax and other tax withholding requirements. The Committee may, in its sole discretion, allow the Participant to pay all or any amounts of withholding by transferring shares to the Company or having the Company withhold shares of Common Stock otherwise issuable to the Participant.

     Deductibility of Benefits. Section 162(m) of the Code generally limits the Company's deduction for non-performance based compensation to $1 million per year per employee for the Company's CEO and its other four most highly compensated officers. Section 162(m) was adopted in 1993 and the IRS issued final regulations thereunder in 1995. The 1999 Plan is intended to allow awards of benefits that are exempt from Section 162(m) because they are performance based.

     Incentive Stock Options. An optionee does not recognize income on the grant of an ISO. If an optionee exercises an ISO in accordance with the terms of the Option, the optionee will not realize any income by reason of the exercise (except for alternative minimum tax ("AMT") purposes, discussed below), and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares and does not dispose of the shares acquired within two years from the date of the grant of the Option or within one year from the date of exercise, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

     If an optionee disposes of the shares within two years from the date of grant of the Option or within one year from the date of exercise ("Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (i) the amount realized on the Early Disposition, or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares. If an optionee disposes of such shares for less than the optionee's basis in the shares, the difference between the amount realized and the optionee's basis will be a long-term or short-term capital loss, depending upon the holding period of the shares.

     The exercise of an ISO may result in tax liability under the AMT. The AMT provides for additional tax equal to the excess, if any, of (a) 26% to 28% of "alternative minimum taxable income" in excess of a certain exemption amount, over (b) regular tax for the taxable year. Alternative minimum taxable income includes the excess, if any, of the fair market value of the shares acquired under an ISO at the time of the exercise (or up to six months later if the option is subject to Section 16(b) of the Securities Exchange Act of 1934) over the exercise price for the optioned shares.

     Non-Statutory Stock Options. An optionee does not recognize income at the time of the grant of an NSO. The optionee recognizes ordinary income upon the exercise (or up to 6 months later if the optionee is subject to Section 16(b) of the Securities Exchange Act of 1934) of an NSO in an amount equal to the excess, if any, of the fair market value of the stock on the date of exercise (or up to 6 months later if the optionee is subject to Section 16(b)) of the Option over the amount of cash paid for the stock. As a result of the optionee's exercise of an NSO, the Company will be entitled to deduct as compensation an amount equal to the amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the optionee recognizes income with respect to the exercise.

     Stock Appreciation Rights. Recipients of Stock Appreciation Rights do not recognize income upon the grant of such rights. When a Participant elects to receive payment of a Stock Appreciation Right, the Participant recognizes ordinary income in an amount equal to the cash and fair market value of shares of Common Stock received, and the Company is entitled to a deduction equal to such amount.

     Restricted Stock and Performance Shares. Grantees of Restricted Stock do not recognize income at the time of the grant of such stock if such Restricted Stock is nontransferable and subject to a substantial risk of forfeiture. However, when shares of Restricted Stock are no longer subject to a substantial risk of forfeiture or become transferable (or up to six months later if the Restricted Stock is subject to Section 16(b) of the Securities Exchange Act of
1934), grantees recognize ordinary income in an amount equal to the fair market value of the stock less the amount paid, if any, for the stock. Alternatively, the grantee of Restricted Stock may elect to recognize income upon the grant of the stock and not at the time the restrictions lapse. The

Company is entitled to deduct an amount equal to the fair market value of the stock at the time the grantee recognizes income related to the grant.

     A grantee of Performance Shares recognizes ordinary income only when shares are received with respect to Performance Shares. At that time, the grantee recognizes ordinary income in an amount equal to the fair market value of the Shares.

     Cash Awards, Dividends, and Dividend Equivalents. Cash awards, dividends and dividend equivalent payments are taxable as ordinary income when paid in cash or, if paid in shares, when the shares vest. In some cases, the Company may be entitled to deduct the amount of a cash award, dividends on Restricted Stock and dividend equivalent payments when such amounts are taxable to the recipient.

     Change in Control. If there is an acceleration of the vesting or payment of benefits and/or an acceleration of the exercisability of Options upon a Change in Control, all or a portion of the accelerated benefits may constitute "Excess Parachute Payments" under Section 280G of the Code. An employee receiving an Excess Parachute Payment generally incurs a non-deductible excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change in Control and the Company is not entitled to a deduction for such excess amount.

     The foregoing summary of the federal income tax consequences of the 1999 Plan is based upon the Company's understanding of present federal tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the total number of votes represented by the shares of Common Stock (and, if entitled to vote, the Psychiatric Group Preferred Stock considered as a single class with the Common Stock) represented and voted at the Annual Meeting, assuming a quorum is present, is necessary for the approval of the 1999 Equity Incentive Plan. The Board of Directors believes that the approval of the 1999 Equity Incentive Plan is in the best interests of the Company and the shareholders because the 1999 Equity Incentive Plan will enable the Company to provide competitive equity incentives to key employees, directors and consultants to enhance the profitability of the Company and increase shareholder value.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 EQUITY INCENTIVE PLAN.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 3)

     The Board of Directors has appointed an Audit Committee, whose members and functions are described above under "Management -- Board Committees and Meetings." Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Arthur Andersen LLP, independent public accountants, as auditors for the current fiscal year subject to the approval of the shareholders of the Company. Arthur Andersen LLP have served as auditors of the Company since 1987. Representatives of the firm are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The shareholders are requested to approve, ratify and confirm the appointment of the accounting firm of Arthur Andersen LLP as the auditors and as independent public accountants for the Company for the year ended December 31, 1999.

     The affirmative vote of a majority of the total number of votes represented by the shares of Common Stock (and, if entitled to vote, the Psychiatric Group Preferred Stock considered as a single class with the Common Stock) represented and voted at the Annual Meeting, assuming a quorum is present, is necessary for the approval of the appointment of Arthur Andersen LLP as the auditors and independent public accountants for the Company for the year ended December 31, 1999.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR 1999.

                         ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1998 (the "Annual Report"), which includes financial statements for the year ended December 31, 1998, accompanies this proxy statement. Requests for additional copies of such report should be directed to Investor Relations, American Health Properties, Inc., 6400 South Fiddler's Green Circle, Suite 1800, Englewood, Colorado 80111, Telephone (303) 796-9793.

                                 OTHER MATTERS

     The Board of Directors knows of no business to be presented at the meeting other than the matters stated in the notice of the Annual Meeting and described in this proxy statement. If other matters should properly come before the meeting, the Proxies will be voted in accordance with the best judgment of the persons acting under the Proxies, and discretionary authority to do so is included in the Proxy.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the Company's next annual meeting of shareholders must be received by the Company at its principal executive offices on or before February 25, 2000 to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                            By Order of the Board of Directors,
                                            /s/ STEVEN A. ROSEMAN

                                            Steven A. Roseman
                                            Corporate Secretary

April 28, 1999

                                                                      APPENDIX A

                        AMERICAN HEALTH PROPERTIES, INC.
                           1999 EQUITY INCENTIVE PLAN

                        AMERICAN HEALTH PROPERTIES, INC.
                           1999 EQUITY INCENTIVE PLAN
                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
 1.  Introduction................................................  A-1
 2.  Definitions.................................................  A-1
 3.  Plan Administration.........................................  A-4
 4.  Stock Subject to the Plan...................................  A-4
 5.  Participation...............................................  A-6
 6.  Stock Options...............................................  A-7
 7.  Restricted Stock............................................  A-8
 8.  Performance Shares and Performance Units....................  A-8
 9.  Stock Appreciation Rights...................................  A-9
10.  Awards under Other Plans of the Company.....................  A-10
11.  Dividend and Dividend Equivalent Rights.....................  A-10
12.  Stockholder Privileges......................................  A-10
13.  Rights of Employees.........................................  A-10
14.  General Restrictions........................................  A-11
15.  Other Employee Benefits.....................................  A-11
16.  Plan Amendment, Modification and Termination................  A-11
17.  Withholding.................................................  A-12
18.  Brokerage Arrangements......................................  A-12
19.  Nonexclusivity of the Plan..................................  A-13
20.  Requirements of Law.........................................  A-13
21.  Duration of the Plan........................................  A-14

                        AMERICAN HEALTH PROPERTIES, INC.
                           1999 EQUITY INCENTIVE PLAN

                      Adopted by the Board: April 15, 1999
                Approved by the Stockholders:             , 1999

                             ---------------------

                                   ARTICLE 1

                                  INTRODUCTION

     1.1 Establishment. American Health Properties, Inc., a Delaware corporation, hereby establishes the American Health Properties, Inc. 1999 Equity Incentive Plan (the "Plan") for certain key employees, directors and consultants of the Company. The Plan supersedes and replaces all other Prior Plans of the Company.

     1.2 Purposes. The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants of the Company may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of stock-based compensation. The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of, or Consultants to, the Company, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives to such persons to exert maximum efforts for the success of the Company.

                                   ARTICLE 2

                                  DEFINITIONS

     2.1 Definitions. The following terms shall have the meanings set forth below:

          (a) "Affiliated Company" means any corporation or other entity (including but not limited to a partnership) that is affiliated with American Health Properties, Inc. through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and
     (c) of the Internal Revenue Code.

          (b) "Award" means a grant made under this Plan.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Committee" means a committee consisting of at least two members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be comprised of two or more Eligible Directors. Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board.

          (e) "Company" means, except where the context otherwise requires, American Health Properties, Inc. together with its Affiliated Companies.

          (f) "Consultant" means any person, including an advisor, engaged by the Company to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

          (g) "Director" means an employee or non-employee member of the Board.

          (h) "Dividend Equivalent Right" means an Award made pursuant to
     Article 11 of a dividend or dividend equivalent right.

          (i) "Effective Date" means the effective date of the Plan, [June 12,] 1999, such date being the day following the date on which the Plan is approved by the Company's shareholders.

          (j) "Eligible Director" means a member of the Board who qualifies as a "non-employee director" under Rule 16b-3(d)(1) promulgated under the Exchange Act, as such may be amended from time to time, and as an "outside director" as defined in Treas. Reg. sec. 1.162-27 under the Internal Revenue Code.

          (k) "Employee" means any full-time employee (including, without limitation, officers and directors who are also employees) of the Company or any Affiliated Company or any division thereof, whose judgment, initiative and efforts are, or will be, important to the successful conduct of the Company's business. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute employment by the Company.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means, for valuing an Award, the closing sale price of the Stock as quoted on The New York Stock Exchange on the day of the Award and, for valuation for any other purpose, on the day of determination.

          (n) "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Internal Revenue Code and the regulations promulgated thereunder, or any successor provision providing for substantially similar taxation of the grant and exercise of employee stock options.

          (o) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (p) "Non-Statutory Option" means any Option other than an Incentive Stock Option.

          (q) "Option" means a right to purchase Stock at a stated price for a specified period of time pursuant to the Plan.

          (r) "Option Agreement" means a written agreement between the Company and Optionee evidencing the terms and conditions of an individual Option grant.

          (s) "Optionee" means a Participant who holds an outstanding Option.

          (t) "Option Price" means the price at which shares of Stock subject to an Option may be purchased.

          (u) "Participant" means an Employee, Director or Consultant to the Company designated by the Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.

          (v) "Performance Cycle" means the period of time as specified by the Committee over which Performance Shares or Performance Units are to be earned.

          (w) "Performance Shares" means an Award denominated in Shares made pursuant to Article 8 that entitles a Participant to receive Shares, their cash equivalent or a combination thereof based on the achievement of performance targets during a Performance Cycle.

          (x) "Performance Units" means an Award denominated in cash-value units made pursuant to Article 8 that entitles a Participant to receive cash, Stock or a combination thereof based on the achievement of performance targets during a Performance Cycle.

          (y) "Plan" means this 1999 Equity Incentive Plan.

          (z) "Prior Plans" means, collectively, the Company's (a) 1990 Stock Incentive Plan, (b) 1994 Stock Incentive Plan, and (c) Nonqualified Stock Option Plan for Nonemployee Directors.

          (aa) "Re-Load Option" means a new Option in the event an Optionee exercises an Option evidenced by an Option Agreement, in whole or in part, by surrendering other shares of Stock upon such exercise, all in accordance with this Plan and the terms and conditions of the Option Agreement. The new Option shall be equal to the shares surrendered in connection with the exercise of the original Option (including any shares which may be withheld for taxes upon such exercise), shall be granted at Fair Market Value on the exercise date and shall not extend beyond the remaining term of the original Option.

          (bb) "Restricted Stock" means Stock granted under Article 7 that is subject to restrictions imposed by the Committee.

          (cc) "Restricted Stock Award" means an Award of Restricted Stock or a right to receive Restricted Stock that entitles a Participant to receive cash, Stock or a combination thereof based on the fulfillment of such conditions, restrictions and contingencies as the Committee shall determine.

          (dd) "Share" means a share of Stock.

          (ee) "Stock" means the common stock, $.01 par value, of the Company.

          (ff) "Stock Appreciation Right" means any of the various types of rights that may be granted under Article 9 of the Plan.

     2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   ARTICLE 3

                              PLAN ADMINISTRATION

     3.1 Administration by Board or Committee. The Plan shall be administered by the Board unless and until the Board delegates administration to the Committee. If the Plan is administered by the Board, all references herein to the Committee shall be deemed to refer to the Board. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, and except as specifically set forth herein, select Participants to whom Awards will be granted from among the Employees, Directors and Consultants, the form of each Award, the amount of each Award and any other terms and conditions of each Award as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein.

     3.2 Rules and Regulations. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company.

     3.3 Power to Correct. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient, and it shall be the sole and final judge of such expediency.

     3.4 No Liability for Good Faith Act. No member of the Committee shall be liable for any action or determination made in good faith, and all members of the Committee shall, in addition to their rights as Directors, be fully protected by the Company with respect to any such action, determination or interpretation.

     3.5 Interpretation and Construction. The determination, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons. The Committee shall have the power to construe and interpret the Plan and the Awards granted under it. The Committee may exercise all powers and perform all acts that it deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the terms of the Plan.

     3.6 Abolishment of Committee. The Board may abolish or revoke the authority of the Committee at any time and revest in the Board the administration of the Plan.

                                   ARTICLE 4

                           STOCK SUBJECT TO THE PLAN

     4.1 Number of Shares. The maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of (a) 1,000,000, (b) any Shares available for future awards under any of the Prior Plans as of the Effective Date, and (c) any Shares that are represented by awards granted under any Prior Plan that are forfeited, expire or are canceled without the delivery of Shares or that result in the forfeiture of Shares back to the Company. In addition, any Shares granted under the Plan that are forfeited back to the Company because of the failure to meet an award contingency or condition, shall again be available for delivery pursuant to new Awards granted under the Plan. Any Shares covered by an Award (or portion of an Award) granted under the Plan that is forfeited or canceled, expires or is settled in cash, including the settlement of tax withholding obligations using Shares, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Likewise if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of an Option under this Plan, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Notwithstanding the forgoing, no more than 1,000,000 shares shall be cumulatively available for the grant of Incentive Stock Options under the Plan. No Participant shall be granted Awards to acquire or entitling the Participant to the appreciation in value of more than 500,000 shares in the aggregate in any three consecutive years. Up to one-third of the Shares authorized for issuance under the Plan may be granted as Restricted Stock Awards, and up to one-third of the Shares authorized for issuance under the Plan may be granted as Performance Shares. Stock deliverable under the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise. Notwithstanding any provision contained herein to the contrary, the foregoing limitations on the number of Shares available for issuance shall not be affected by outstanding grants of options or stock of any entities acquired by the Company.

     4.2 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares of Stock or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Awards may be granted under the Plan; (ii) the Shares of Stock then included in each Award granted hereunder; and (iii) the terms on which the Awards may be exercised.

     4.3 Adjustments for Corporate Transactions. The Committee may determine that a corporate transaction has affected the price per Share such that an adjustment or adjustments to outstanding Awards are required to preserve (or prevent enlargement of) the benefits or potential benefits intended at the times the Awards were granted. For this purpose a corporate transaction will include, but is not limited to, any extraordinary cash dividend, merger, split-up, spin-off or other similar occurrence. In the event of such a corporate transaction, the Committee may, in such manner as the Committee deems equitable, adjust (i) the number and kind of shares that may be delivered under the Plan pursuant to Section 4.1; (ii) the number and kind of Shares subject to outstanding Awards; and (iii) the exercise price of outstanding Awards.

     4.4 Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities of another corporation or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside for delivery to each Participant then holding an Award upon exercise or vesting thereof, as applicable. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property that have been set aside by the Company in accordance with this Section are not delivered to a Participant because an Award is not exercised or otherwise vested, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

     4.5 Other Changes in Stock. In the event there shall be any change, other than as specified in Sections 4.2, 4.3 and 4.4, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the terms of the Award or in the number or kind of Shares subject to outstanding Awards or that have been reserved for issuance pursuant to the Plan but are not then subject to an Award, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan and on each outstanding Award that involves the particular type of stock for which a change was effected.

     4.6 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the Shares then subject to an Award held by any Participant of the particular class of Stock involved, the Stock or other securities that the Participant would have been entitled to subscribe for if, immediately prior to such grant, the Participant had exercised his entire Award, or otherwise had vested in his entire Award. If, upon exercise or vesting of any Award, the Participant subscribes for the additional Stock or other securities, the Participant shall pay to the Company the price that is payable by the Participant for such Stock or other securities.

     4.7 Change of Control Provisions. The Committee may, in its discretion, provide for adjustments to any Award in the event of a change of control, merger, acquisition or other corporate reorganization, including, but not limited to, the acceleration of the vesting of any Award.

     4.8 General Adjustment Rules. If any adjustment or substitution provided for in this Article 4 shall result in the creation of a fractional Share under any Award, the Company shall, in lieu of selling or otherwise issuing such fractional Share, pay to the Participant a cash sum in an amount equal to the product of such fraction multiplied by the Fair Market Value of a Share on the date the fractional Share would otherwise have been issued. In the case of any such substitution or adjustment affecting an Award, the total purchase price for the shares of Stock then subject to an Award shall remain unchanged but the purchase price per share under each such Award shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Award may have been changed.

     4.9 Determination by Committee, Etc. Adjustments under this Article 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                   ARTICLE 5

                                 PARTICIPATION

     Participants in the Plan shall be those Employees, Directors or Consultants who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee, and receipt of one such Award shall not result in automatic receipt of any other Award. Upon the grant of an Award, written notice shall be given to the Participant specifying the terms, conditions, rights and duties related thereto. Each Participant shall enter into an agreement with the Company, in such form as the Committee shall determine and which form shall be consistent with the provisions of the Plan, specifying the terms and conditions of the Award and the rights and duties of the Participant. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                                   ARTICLE 6

                                 STOCK OPTIONS

     6.1 Discretionary Grant of Options. A Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Option. Incentive Stock Options may be granted only to Employees. The Committee may grant both an Incentive Stock Option and a Non-Statutory Option to the same Participant at the same time or at different times. Incentive Stock Options and Non-Statutory Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised. The exercise price of any Option shall be no less than the Fair Market Value of the Stock.

     6.2 Re-Load Options. Without in any way limiting the authority of the Committee to make or not to make grants of Options hereunder, the Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a Re-Load Option. Any Re-Load Option shall be subject to the availability of sufficient shares under the Plan and shall be subject to such other terms and conditions as the Committee may determine in its discretion that are not inconsistent with the express provisions of the Plan regarding the terms of Options. Any such Re-Load Option shall be a Non-Statutory Option.

     6.3 Method of Payment. The Shares covered by an Option may be purchased by means of a cash payment or other such means as the Committee may from time to time permit, including, but not limited to, any one or any combination of the following:

          (a) Tendering (either actually or by attestation) Shares valued using the Fair Market Value at the time of exercise;

          (b) Authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of an Option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise;

          (c) Crediting towards the purchase price amounts from an individual's deferred compensation account balances, including accrued dividend equivalent balances; or

          (d) Obtaining a full-recourse loan from the Company.

                                   ARTICLE 7

                                RESTRICTED STOCK

     7.1 Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Restricted Stock Awards consisting of Shares or rights to receive Shares. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

     7.2 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 7.1 shall be subject to such restrictions, including but not limited to his continuous employment by the Company, for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such award. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards, or to separate designated portions of the Shares constituting a Restricted Stock Award.

     7.3 Purchase Price; Form of Consideration. The purchase price, if any, under each Restricted Stock Award shall be such amount as the Committee shall determine and designate in the agreement. The purchase price, if any, of Stock acquired pursuant to an agreement hereunder shall be paid in any form of legal consideration that may be acceptable to the Committee in its discretion. Notwithstanding the foregoing, the Committee may award Stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

                                   ARTICLE 8

                    PERFORMANCE SHARES AND PERFORMANCE UNITS

     8.1 Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted Performance Shares or Performance Units.

     8.2 Amount of Award. The Committee shall establish a maximum amount of a Participant's Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units. In no event, however, may a Participant receive payments with respect to Performance Units in excess of three million dollars in the aggregate in any three consecutive years.

     8.3 Amount of Award Payable. The Committee shall establish maximum and minimum performance targets to be achieved during the applicable Performance Cycle. Performance targets established by the Committee shall relate to corporate, group, business unit or individual performance and shall be established in terms of earnings, growth in earnings, profit returns or margins, revenues, costs, cash flow, funds from operations, portfolio value or shareholder returns. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other companies, groups, business units, indices, individuals or entities. Achievement of the maximum performance target shall entitle the Participant to payment (subject to Section 8.4) at the full or maximum amount specified with respect to the Award; provided, however, that notwithstanding any other provisions of this Plan, in the case of an Award of Performance Shares the Committee in its discretion may establish an upper limit on the amount payable (whether in cash or Stock) as a result of the achievement of the maximum performance target. The Committee may also establish that a portion of a full or maximum amount of a Participant's Award will be paid (subject to Section 8.4) for performance that exceeds the minimum performance target but falls below the maximum performance target applicable to such Award.

     8.4 Payments of Awards. Following the conclusion of each Performance Cycle, the Committee shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Cycle. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or some combination thereof. Payment shall be made in a lump sum or installments, as determined by the Committee, commencing as promptly as practicable following the end of the applicable Performance Cycle, subject to such terms and conditions and in such form as may be prescribed by the Committee.

                                   ARTICLE 9

                           STOCK APPRECIATION RIGHTS

     9.1 Awards Granted by Committee. The Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees, Directors or Consultants. The base price of any Stock Appreciation Right shall be no less than the Fair Market Value of the Stock unless used to substitute an outstanding in-the-money Option, in which case it shall be issued on terms equivalent to those of the Option.

     9.2 Types of Stock Appreciation Rights. Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan in addition to, or appurtenant to, the grant of an Option, as the Committee shall determine:

          (a) Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights may be granted appurtenant to an Option, and shall, except as specifically set forth in this Article 9, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for Shares of Stock and the surrender, in whole or in part, of such Option for an appreciation distribution set forth in the Option Agreement.

          (b) Concurrent Stock Appreciation Rights. Concurrent Stock Appreciation Rights may be granted appurtenant to an Option and may apply to all or any portion of the Shares of Stock subject to an underlying Option and shall, except as specifically set forth in this Article 9, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Stock Appreciation Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular Shares of Stock to which the Concurrent Stock Appreciation Right pertains. The appreciation distribution payable on an exercised Concurrent Stock Appreciation Right shall be set forth in the Option Agreement.

          (c) Independent Stock Appreciation Rights. Independent Stock Appreciation Rights may be granted independently of any Option. Independent Stock Appreciation Rights shall be denominated in

     Share equivalents. The appreciation distribution payable on the exercised Independent Stock Appreciation Right shall be set forth in a written agreement between the Company and the Participant.

                                   ARTICLE 10

                    AWARDS UNDER OTHER PLANS OF THE COMPANY

     In its discretion, the Committee may make an Award of Stock as an alternative to or replacement of an existing Award or as the form of payment for grants, rights or other compensation earned or due under other compensation plans or arrangements of the Company.

                                   ARTICLE 11

                    DIVIDEND AND DIVIDEND EQUIVALENT RIGHTS

     Any grant of an Award may provide for the payment to the Participant of dividends or dividend equivalents thereon in cash or Shares on a current, deferred or contingent basis, or the Committee may provide that any dividend equivalents shall be credited against the purchase price, if any, relating to the Award. Any grant of dividend or dividend equivalent rights may be subject to such conditions, restrictions and contingencies as the Committee shall establish; provided that payments of dividends and dividend equivalent rights shall be subject to, and shall count towards, the limitations on the maximum amounts of Awards that may be granted in any consecutive three-year period as set forth in Sections 4.1 and 8.2.

                                   ARTICLE 12

                             STOCKHOLDER PRIVILEGES

     No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award until the Participant becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant becomes the holder of record of such Stock, except as provided in Article 11.

                                   ARTICLE 13

                              RIGHTS OF EMPLOYEES

     Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or tenure as a Director of the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time. Nothing in this Plan shall interfere in any way with the right of the stockholders of the Company to remove a Participant Director from the Board pursuant to the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws.

                                   ARTICLE 14

                              GENERAL RESTRICTIONS

     14.1 Investment Representations. The Company may require any person to whom an Award is granted, as a condition of exercising or receiving the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock underlying the Award.

     14.2 Compliance with Securities Laws. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body or the stockholders of the Company, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

                                   ARTICLE 15

                            OTHER EMPLOYEE BENEFITS

     The amount of any compensation deemed to be received by a Participant as a result of the exercise, grant or vesting of any Award shall not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                                   ARTICLE 16

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

     16.1 Termination and Amendment. The Board may at any time terminate, and from time-to-time may amend or modify, the Plan. Each such amendment or modification shall become effective without approval of the amendment or modification by the stockholders of the Company unless and except if stockholder approval of the amendment or modification is required by any applicable listing, statutory or regulatory requirements.

     16.2 Effect of Termination and Amendment on Awards. No amendment, modification or termination of the Plan shall in any manner adversely affect any Awards theretofore granted under the Plan, without the consent of the Participant holding such Awards.

     16.3 Other Amendments. The Board may in its sole discretion submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers. The Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules, without stockholder approval. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for such right, be eligible for such accounting treatment, the Committee may modify or adjust such right so that pooling of interest accounting is available. The Board, in its sole discretion, may amend the Plan to redefine the Committee should there be a change in the law or listing requirement that redefines the qualifications of an Eligible Director or that otherwise modifies or eliminates requirements for the use of Eligible Directors in making grants under the type of equity plan represented by the Plan.

     16.4 Amendment to Awards. The Board at any time, and from time to time, may amend the terms of any one or more Award; provided, however, that the rights and obligations under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing.

                                   ARTICLE 17

                                  WITHHOLDING

     The Company's obligations to deliver Shares upon the exercise or vesting of any Award, shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements. The Committee may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Participant, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. In no event shall Shares withheld on the exercise of an Option exceed the minimum statutory withholding rates.

                                   ARTICLE 18

                             BROKERAGE ARRANGEMENTS

     The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Options, including, without limitation, arrangements for the simultaneous exercise of Options and sale of the Shares acquired upon such exercise.

                                   ARTICLE 19

                           NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, that the Company or any Affiliated Company now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentives.

                                   ARTICLE 20

                              REQUIREMENTS OF LAW

     20.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

     20.2 Federal Securities Law Requirements. If a Participant is an executive officer or director of the Company within the meaning of Section 16 of the Exchange Act, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the Exchange Act, to qualify the Award for any exception to or exemption from the provisions of Section 16(b) of the Exchange Act available under that rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant that describes the Award.

     20.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                   ARTICLE 21

                              DURATION OF THE PLAN

     The Plan shall terminate at such time as may be determined by the Board of Directors, and no Award shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on [June 11,] 2009, such date being the day prior to the tenth anniversary of the Effective Date. Awards outstanding at the time of the Plan termination may continue to be exercised or earned in accordance with their terms. The Board reserves the right to suspend the Plan at any time.

                                            AMERICAN HEALTH PROPERTIES, INC.

                                            By    /s/ Joseph P. Sullivan
                                             -----------------------------------
                                             Its President and Chief Executive
                                               Officer

PROXY                             COMMON STOCK
                        AMERICAN HEALTH PROPERTIES, INC.                   PROXY
    6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800, ENGLEWOOD, COLORADO 80111

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby nominates and appoints Joseph P. Sullivan, Michael J. McGee, and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution to each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of AMERICAN HEALTH PROPERTIES, INC. (the "Company") held of record by the undersigned as of the close of business on April 15, 1999 at the Annual Meeting of Shareholders to be held on June 11, 1999 or any adjournment thereof.

1. ELECTION OF DIRECTORS
   To elect as Class III Directors for a three-year term expiring at the 2002 Annual Meeting the following nominees: Sheldon S. King, John P. Mamana, M.D. and Louis T. Rosso

[ ]FOR all nominees listed above                    [ ]WITHHOLD AUTHORITY to vote for all nominees listed above
   (except as indicated to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. To approve the adoption of the 1999 Equity Incentive Plan.

                 [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

3. To approve the appointment of Arthur Andersen LLP as auditors and independent public accountants for the Company's 1999 fiscal year.

                 [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE CONTINUE ON REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

    The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and proxy statement accompanying said notice.

                                            Dated

                                          ------------------------------------ ,
                                            1999

                                            ------------------------------------
                                                        (Signature)

                                            ------------------------------------
                                                        (Signature)

                                            PLEASE SIGN EXACTLY AS NAMES ARE
                                            SHOWN. WHEN SHARES ARE HELD BY JOINT
                                            TENANTS, BOTH SHOULD SIGN. WHEN
                                            SIGNING AS AN ATTORNEY, EXECUTOR,
                                            ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                            PLEASE GIVE FULL TITLE AS SUCH. IF A
                                            CORPORATION, PLEASE SIGN IN FULL
                                            CORPORATION NAME BY PRESIDENT OR
                                            OTHER AUTHORIZED OFFICER. IF A
                                            PARTNERSHIP, PLEASE SIGN IN
                                            PARTNERSHIP NAME BY AUTHORIZED
                                            PERSON.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                  --------------------------------------------

                               DEPOSITARY SHARES

INSTRUCTION CARD        AMERICAN HEALTH PROPERTIES, INC.        INSTRUCTION CARD
    6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800, ENGLEWOOD, COLORADO 80111

     THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, a registered holder of Psychiatric Group Depositary Shares, each representing one-tenth of a share of Psychiatric Group Preferred Stock of AMERICAN HEALTH PROPERTIES, INC. (the "Company"), hereby authorizes and directs the Depositary, through its nominee(s), to vote or to execute proxies to vote, as instructed below, all Psychiatric Group Preferred Stock underlying the Depositary Shares held of record by the undersigned as of the close of business on April 15, 1999 at the Annual Meeting of Shareholders to be held on June 11, 1999 or any adjournment thereof.

1. ELECTION OF DIRECTORS
   To elect as Class III Directors for a three-year term expiring at the 2002 Annual Meeting the following nominees: Sheldon S. King, John P. Mamana, M.D. and Louis T. Rosso

[ ]FOR all nominees listed above                    [ ]WITHHOLD AUTHORITY to vote for all nominees listed above
   (except as indicated to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
--------------------------------------------------------------------------------

2. To approve the adoption of the 1999 Equity Incentive Plan.

                 [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

3. To approve the appointment of Arthur Andersen LLP as auditors and independent public accountants for the Company's 1999 fiscal year.

                 [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

4. In its discretion, the Depositary is authorized to vote upon such other business as may properly come before the meeting.

PLEASE CONTINUE ON REVERSE SIDE

                  --------------------------------------------

                  --------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. DEPOSITARY SHARES WILL BE VOTED BY THE DEPOSITARY AS DIRECTED BY THE UNDERSIGNED. IF NO INSTRUCTION IS GIVEN THE DEPOSITARY WILL ABSTAIN FROM VOTING WITH RESPECT TO THE PSYCHIATRIC GROUP PREFERRED STOCK UNDERLYING THE DEPOSITARY SHARES FOR WHICH NO INSTRUCTIONS HAVE BEEN GIVEN.

   The undersigned hereby ratifies and confirms all that said Depositary, or any of its nominee(s), or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all instructions heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and proxy statement accompanying said notice.

                                            Dated

                                         ------------------------------------  ,
                                            1999

                                            ------------------------------------
                                                        (Signature)

                                            ------------------------------------
                                                        (Signature)

                                            PLEASE SIGN EXACTLY AS NAMES ARE
                                            SHOWN. WHEN SHARES ARE HELD BY JOINT
                                            TENANTS, BOTH SHOULD SIGN. WHEN
                                            SIGNING AS AN ATTORNEY, EXECUTOR,
                                            ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                            PLEASE GIVE FULL TITLE AS SUCH. IF A
                                            CORPORATION, PLEASE SIGN IN FULL
                                            CORPORATION NAME BY PRESIDENT OR
                                            OTHER AUTHORIZED OFFICER. IF A
                                            PARTNERSHIP, PLEASE SIGN IN
                                            PARTNERSHIP NAME BY AUTHORIZED
                                            PERSON.

  PLEASE MARK, SIGN, DATE AND RETURN THIS INSTRUCTION CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

   IN ORDER FOR THE DEPOSITARY TO VOTE, THIS INSTRUCTION CARD MUST BE SIGNED, DATED AND RECEIVED BY THE DEPOSITARY ON OR BEFORE 5:00 P.M. PDT ON JUNE 10,
                                     1999.

                  --------------------------------------------

--------------------------------------------------------------------------------
PROXY/                                                                    PROXY/
INSTRUCTION                                                          INSTRUCTION
CARD                                                                        CARD

                        AMERICAN HEALTH PROPERTIES, INC.
    6400 South Fiddler's Green Circle, Suite 1800, Englewood, Colorado 80111

   The undersigned hereby (i) nominates and appoints Joseph P. Sullivan and Michael J. McGee, and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution to each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of AMERICAN HEALTH PROPERTIES, INC. (the "Company") held of record by the undersigned as of the close of business on April 15, 1999 at the Annual Meeting of Shareholders to be held on June 11, 1999 or any adjournment thereof, and (ii) authorizes and directs the Depositary, through its nominee(s), to vote or execute proxies to vote as instructed below, all Psychiatric Group Preferred Stock underlying the Depositary Shares held of record by the undersigned as of the close of business on April 15, 1999 at the Annual Meeting of Shareholders to be held on June 11, 1999 or any adjournments thereof.


                  IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

--------------------------------------------------------------------------------

                                                       PLEASE MARK
                                                       YOUR VOTES AS  [X]
                                                       INDICATED IN
                                                       THIS EXAMPLE



  THIS PROXY/INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                                                        WITHHOLD
                                                                 FOR   AUTHORITY
Proposal Number 1 - ELECTION OF DIRECTORS: To elect as Class     [ ]      [ ]
III Directors for a three-year term expiring at the 2002
Annual Meeting the following nominees: Sheldon S. King, John
P. Mamana, M.D. and Louis T. Rosso


INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.


--------------------------------------------------------------------------------



                                                                FOR  AGAINST  ABSTAIN
Proposal Number 2 - To approve the adoption of the 1999         [ ]    [ ]      [ ]
Equity Incentive Plan.


Proposal Number 3 - To approve the appointment of Arthur        [ ]    [ ]      [ ]
Andersen LLP as auditors and independent public accountants
for the Company's 1999 fiscal year.


Proposal Number 4 - In their discretion, the proxies and Depositary are authorized to vote upon such other business as may properly come before the meeting.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. WHEN THIS PROXY/INSTRUCTION CARD IS PROPERLY EXECUTED, THE PROXIES WILL VOTE ALL SHARES OF COMMON STOCK HELD OF RECORD BY THE UNDERSIGNED AND THE DEPOSITARY WILL VOTE ALL PSYCHIATRIC GROUP PREFERRED STOCK UNDERLYING THE DEPOSITARY SHARES HELD OF RECORD BY THE UNDERSIGNED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED. IF NO INSTRUCTION IS GIVEN, THE PROXIES WILL VOTE SUCH COMMON STOCK FOR EACH OF THE PROPOSALS, AND THE DEPOSITARY WILL ABSTAIN FROM VOTING SUCH PSYCHIATRIC GROUP PREFERRED STOCK.


The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, and that said Depositary, or any of its nominee(s), or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies and instructions heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and proxy statement accompanying said notice.


SIGNATURE_____________________________________________________________
SIGNATURE_____________________________________________________________
DATED:_______________________, 1999

Please sign exactly as names are shown. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

                        AMERICAN HEALTH PROPERTIES, INC.

                  6400 South Fiddler's Green Circle, Suite 1800
                            Englewood, Colorado 80111

                      YOUR VOTE IS IMPORTANT TO THE COMPANY


              PLEASE SIGN AND RETURN YOUR PROXY/INSTRUCTION CARD BY
                  TEARING OFF THE TOP PORTION OF THIS SHEET AND
               RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

       IN ORDER FOR THE DEPOSITARY TO VOTE, THIS INSTRUCTION CARD MUST BE SIGNED, DATED AND RECEIVED BY THE DEPOSITARY ON OR BEFORE 5:00 p.m. PDT
                                on JUNE 10, 1999.